As confidentially submitted to the Securities and Exchange Commission on September 29, 2023. This draft offering statement has not been publicly filed with the Securities and Exchange Commission and all information herein remains strictly confidential.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED.  THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.  WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION – DATED SEPTEMBER 29, 2023

CENTRAL RORO, LLC

829 N 1st Ave Suite 201

Phoenix AZ 85003

800-617-8981; www.atarihotels.com

$2,500,000 Minimum Offering Amount

$75,000,000 Maximum Offering Amount

Central RoRo, LLC, a Delaware limited liability company (which we refer to as “we,” “us,” “our” or “Company”), is offering a minimum of $2,500,000 (“Minimum Offering Amount”), and up to a maximum of $75,000,000 (“Maximum Offering Amount”), of Class A Units of membership interests, in our Company. The Class A Units described above may collectively be referred to in this offering circular as the “Class A Units” and each, individually, as a “Class A Unit,” and the offering of the interests may be referred to in this offering circular as the “Offering.”

Class A Units will be sold for $500 per Unit, for a minimum of 1 and a maximum of 150,000 Class A Units to be sold pursuant to this Offering. The minimum investment for any investor is $500. If our Company has not raised the Minimum Offering Amount by the date that is nine months from the date this offering statement, as amended, is qualified by the Securities and Exchange Commission (“SEC” or “Commission”), this Offering will be terminated, and investor funds will be returned without interest of deduction. For more information on the securities offered hereby, please see the item titled “Securities Being Offered” on page 40.

All Offering proceeds will be held in a third-party escrow account managed by Silicon Valley Bank, a Division of First Citizens Bank & Trust Company (“Escrow Agent”) until at least the Minimum Offering Amount has been raised, at which time, all Offering proceeds will become available for use by our Company. We will conduct an initial closing promptly once the Minimum Offering Amount has been raised. After the Minimum Offering Amount has been raised, we will conduct separate closings on a rolling basis. Closings will occur on such dates as determined by Central RoRo Manager, LLC, our manager (“Manager”), but in each case promptly after receiving new subscriptions.

The sale of Class A Units will commence once this offering circular, as amended, is qualified by the SEC. This Offering shall be terminated upon (i) the date that is nine months from the date the offering circular, as amended, is qualified by the SEC if the Minimum Offering Amount has not been raised, or, if the Minimum Offering Amount has been raised by such date, (ii) the date which is one year from the date this offering circular or amendment thereof, as applicable, is qualified by the SEC, or (iii) the sale of the Maximum Offering Amount of interests for the Offering. Notwithstanding the foregoing, our Manager may amend, rescind, or terminate this Offering at any time, in its sole discretion, and will amend or supplement this offering circular as appropriate.

There is no market for our Class A Units and none is likely to develop in the future.

Securities	Price to Public	Broker-Dealer Commissions(1)		Proceeds to the Company (2)
Per Class A Unit	$500	$30	(3)	$470	(3)
Total Minimum	$2,500,000	$175,000		$2,325,000
Total Maximum	$75,000,000	$4,500,000		$70,500,000

(1)	We will be offering our Class A Units on the MicroVentures.com website through MicroVenture Marketplace, Inc. (“MicroVentures”), an SEC registered broker-dealer and FINRA member, as further discussed in the “Plan of Distribution.” We will be paying MicroVentures a cash commission equal to 7% of the gross proceeds of the Offering up to a maximum of $25,000,000 in sales, then 6% of the gross proceeds on sales from $25,000,001 to $50,000,000, and then 5% of the gross proceeds on sales from $50,000,001 to $75,000,000, which we refer to as the Agent Fee.

(2)	Does not include other expenses of the Offering. See “Plan of Distribution” for a description of these expenses.

(3)	For illustration purposes only. Based on an average broker-dealer commission of 6%.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this offering circular and future filings after the Offering.

The purchase of the securities offered through this offering circular involves a high degree of risk. You should carefully read the entire offering circular, including the section entitled “Risk Factors” beginning on page 4 before buying any Class A Units.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

The approximate date of commencement of proposed sale to the public is [*], 2023.

You should rely only on the information contained or incorporated by reference in this offering circular prepared by us or to which we have referred you. We have not authorized anyone to provide you with any information other than the information contained in this offering circular and take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This offering circular is an offer to sell only the Class A Units offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this offering circular is current only as of its date, regardless of the time of delivery of this offering circular or any sale of Class A Units. Neither the delivery of this offering circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws. We are Offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this offering circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this Offering and the distribution of this offering circular.

We own the trademarks, service marks and trade names that we use in connection with the operation of our business. This offering circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this offering circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the trademarks, service marks and trade names referred to in this offering circular are listed without the TM, SM and ® symbols, but we will assert, to the fullest extent under applicable law, our applicable rights, if any, in these trademarks, service marks and trade names. All other trademarks are the property of their respective owners.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Description of Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this offering circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this offering circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	our dependence upon external sources for the financing of our operations;

●	our ability to successfully and profitably market our future products;

●	the acceptance of our future products by the target companies;

●	the amount and nature of competition from other semiconductor manufacturers;

●	our success in establishing and maintaining collaborative and licensing arrangements;

●	our ability to obtain and enforce patents and to protect our trade secrets, others could use our technology to compete with us, which could create undue competition and pricing pressures; and

●	our ability to obtain and maintain regulatory approvals and comply with applicable laws and regulations.

Although the forward-looking statements in this offering circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this offering circular or otherwise make public statements updating our forward-looking statements.

ii

SUMMARY

This summary highlights selected information contained elsewhere in this offering circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Class A Units. You should read this entire offering circular carefully, including the “Risk Factors” section, our historical financial statements and the notes thereto, each included elsewhere in this offering circular. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our,” the “Company,” or “our Company,” and “Central RoRo” refer to Central RoRo, LLC, a Delaware limited liability company.

Our Company

We were formed exclusively for the acquisition, development, and ownership of an Atari-themed hotel in the Roosevelt Row Arts District in Phoenix, Arizona. Our plan involves the acquisition of a 46,000 square foot parcel of land on which to build our hotel and acquiring the exclusive rights to the Atari brand from our affiliate, Breakout 1976, LLC, and all game titles (including, among others, titles such as Pong, Centipede and Breakout) for the use inside of an entertainment property and attached Atari branded hotel. Our Atari hotel will include more than 60,000 square feet of hotel rooms and immersive entertainment and video gaming experiences, food and beverage and retail offerings. The “City of Atari” will immerse guests in a combination of nostalgic and pop-culture-centric experiences focused on the history of gaming, movies, and music of the 1980’s and 1990’s and futurism inspired by Atari and other brands like “Bladerunner” and “Tron”, combined with current and future video gaming-themed brands and experiences, utilizing the latest technologies and Artificial Intelligence or AI. We intend that all of the hotel’s computer and electronic systems will be powered by Intel, one of the largest technology companies in the world, helping us ensure that our Atari hotel property will continue to be cutting-edge and “future proofed” from day one and throughout its life. Our planned Atari Hotel in Phoenix will attract people from all ages and demographics, providing spaces and rooms that will cater to gamers, families, business travelers, collectors, entertainment seekers and foodies alike, while embracing the legacy of Phoenix and its diverse and growing population.

Our Corporate History and Structure

We were organized as a limited liability company in Delaware on August 16, 2023. We are managed by Central RoRo Manager, LLC, our manager, which is a project-specific manager, owned and controlled by our founders Jason Merck and Jordon Taylor.

Our Industry

We are in the hotel and immersive entertainment business, which includes the offering of hotel rooms and related amenities, and immersive entertainment experiences revolving around gaming, technology, artificial intelligence (AI), food & beverage, nostalgia and pop culture.

Our Future Hotel Services

Once the construction of our Atari branded hotel has been completed and we are open for operations, we will offer various hotel and gaming related services including, lodging, food & beverage, retail gift and souvenir shops, events hosting and immersive gaming experiences throughout the hotel.

Our Market Opportunity and Customers

Companies such as Disney and Great Wolf Lodge have blended immersive entertainment along with lodging accommodations for many years. However, with our Atari brand and technology partners such as Intel, our Atari hotel will focus its immersive entertainment offerings on technology-based experiences, artificial intelligence (AI) and video gaming, in our hotel common areas as well as in the hotel’s private rooms and suites. With gaming having quickly become the largest entertainment vertical in the world, our Atari hotel will look to provide experiences in the property’s many venues and rooms that embraces and leverages this largest and fastest growing entertainment vertical.

Sales and Marketing

We plan on utilizing numerous avenues to promote our Atari hotel before, during and after its launch, including, among others, digital marketing across social media channels, Web3 reservation systems, AI powered implementation and various modes of advertisements.

Our Competitive Strengths

We believe that we have an advantage over other hotels given our exclusive ability to use the Atari brand in the Phoenix market and the expanded footprint of entertainment uses that will be attached to our planned Atari hotel tower. In addition, the technological infrastructure of the property will also serve for “future proofing” of the property and enable consistent evolution based upon the ever-changing world of technology.

Our Growth Strategies

We plan on growing through advanced and modern marketing techniques, influencer programs and brand and operator partnerships, while creating an immersive environment that will stand apart from existing hotels around the world. We also plan to develop an Atari centric hotel loyalty program.

Impact of COVID-19 Pandemic

We were not established during the COVID-19 pandemic. However, we will work closely with our operating partners to ensure we have an immediate response plan to the unlikely potential of another similar event that will keep staff compensated and safe and offer an appropriately modified experience for guests.

Corporate Information

We are a Delaware limited liability company formed on August 16, 2023. Our principal executive offices are located at 829 N 1st Ave, Suite 201, Phoenix, AZ 85003 and our telephone number is 800-617-8981. Our website address is www.atarihotels.com. The information on or accessible through our website is not part of this offering circular.

Industry and Market Data

The industry and market data used throughout this offering circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

Tax Considerations

No information contained herein, nor in any prior, contemporaneous, or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department

The Offering

Securities being offered:	A minimum of 5,000 Class A Units for minimum gross proceeds of $2,500,000 and up to a maximum of 150,000 Class A Units for total gross proceeds of up to $75,000,000.

Offering price per Class A Unit:	$500 per Class A Units.

Minimum subscription:	There is a $500 minimum subscription amount in this Offering.

Class A Units outstanding before the Offering:	0 Class A Units.

Class A Units Outstanding after the Offering if all of the Class A Units being offered are sold(1):	150,000 Class A Units.

Broker:	We will be offering our Class A Units on the MicroVentures.com website through MicroVenture Marketplace, Inc.

Broker fees:	We will be paying MicroVentures a cash commission equal to 7% of the gross proceeds of the Offering up to a maximum of $25,000,000 in sales, then 6% of the gross proceeds on sales from $25,000,001 to $50,000,000, and then 5% of the gross proceeds on sales from $50,000,001 to $75,000,000, for a maximum aggregate commission of $4,500,000.

Escrow agent:

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing escrow account with Silicon Valley Bank, a Division of First Citizens Bank & Trust Company, acting as the Escrow Agent, and will not be commingled with the operating account of the Company, until, if and when there is a closing with respect to the Offering.

When the Escrow Agent has received instructions from the Company and MicroVentures that a closing will occur and the investor’s subscription is to be accepted (either in whole or part), the Escrow Agent will disburse such investor’s subscription proceeds in its possession to the account of the applicable series.

If the Offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest.  Any costs and expenses associated with the Offering being terminated will be borne by the Company.

Transfer Agent	We intend to enter into an agreement with Colonial Stock Transfer Company, Inc., a registered transfer agent, to perform transfer agent functions with respect to the sale of the Class A Units.

Restrictions on investment amount:	Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Termination of the Offering:	The Offering will terminate at the earlier of: (i) the date that is nine months from the date the offering circular, as amended, is qualified by the SEC if the Minimum Offering Amount has not been raised, or, if the Minimum Offering Amount has been raised by such date, (ii) the date which is one year from the date this offering circular or amendment thereof, as applicable, is qualified by the SEC, or (iii) the sale of the Maximum Offering Amount of interests for the Offering. Notwithstanding the foregoing, our Manager may amend, rescind, or terminate this Offering at any time, in its sole discretion

Secondary Market Public Trading:	Prior to this Offering, there has been no public market for our Class A Units. Following the completion of this Offering, we may apply for the listing of our Class A Units on the MicroVenture secondary market platform or on another similar secondary market trading platform. We cannot offer any assurance that our Class A Units will be listed or quoted on any marketplace following this Offering.

Use of proceeds:	We intend to use the net proceeds of this Offering for the purchase the land where we plan to build our Atari branded hotel and for site preparation, utility installation and hotel construction. Pending such uses, we will invest the proceeds of the Offering in short-term, interest-bearing, investment-grade securities, certificates of deposit or direct or guaranteed obligations of the United States. See “Use of Proceeds” section for details.

Risk factors:	Investing in our securities involves risks. See the section entitled “Risk Factors” in this offering circular and other information included in this offering circular for a discussion of factors you should carefully consider before deciding to invest in our securities.

RISK FACTORS

An investment in our Units involves a high degree of risk. In addition to other information contained elsewhere in this offering circular, you should carefully consider the following risks before acquiring our Units offered by this offering circular. The occurrence of any of the following risks could materially and adversely affect the business, prospects, financial condition, or results of operations of our company, and the market price of our Units, if any, could decline, which could cause you to lose all or some of your investment. Prospective investors should obtain their own legal and tax advice prior to making an investment in the Units and should be aware that an investment in the Units may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the interests. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. See “Forward-Looking Statements.”

Risks Related to Our Business and Industry

We are a newly formed entity with no prior operating history, which makes our future performance difficult to predict.

We and Central RoRo Manager, LLC, our manager, are newly formed entities and have no prior operating history. You should consider an investment in our interests in light of the risks, uncertainties and difficulties frequently encountered by other newly formed companies with similar objectives. To be successful in this market, we and the manager must, among other things:

●	increase awareness of our name within the investment hotel market;

●	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations; and

●	build and expand our operations structure to support our business.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity interests and/or other financing alternatives. The failure to successfully raise operating capital could result in our bankruptcy or other events which would have a material adverse effect on us and our investors.   Although our and our manager’s management team have experience in acquiring, developing, and operating real estate, there can be no assurance that the performance of those activities will be applicable to the development of an Atari branded hotel or reflective of the future performance of the Company. There can be no assurance that we will achieve our investment objectives.

We may not be able to obtain adequate cash to fund our business.

Our business requires access to adequate cash to finance our property acquisition and hotel building costs, operations, capital expenditures, debt service obligations, development and maintenance costs and other operating expenses . We expect to generate the cash to be used for these purposes primarily with proceeds from sales of equity interests in our company through this Regulation A offering. We may not be able to generate sufficient cash to fund our business, particularly if we are unable to successfully complete this Offering.

The COVID-19 pandemic has had a material adverse impact on the tourism industry generally and, as a result, on our business and results of operations, and, while the recovery accelerated in 2023, the pace and consistency of the global recovery remains uncertain, and the impacts of the pandemic may persist or become more pronounced in the future.

The COVID-19 pandemic has been a complex and evolving situation and has resulted in significant disruption and additional risks to our business; the lodging, hospitality, and tourism industries; and the global economy. While our business will be experiencing continued and accelerated recovery from the COVID-19 pandemic led by robust leisure demand and growing momentum in group and business transient travel, future demand may be varied and uneven as the pace and consistency of the global recovery continues to progress and remains uncertain. The extent, duration, and magnitude of the effects of the COVID-19 pandemic, will depend on various factors, all of which are uncertain and difficult to predict, including, but not limited to, the pace and consistency of the ongoing recovery; the impact on global and regional economies, travel demand and economic activity; levels of consumer confidence; the efficacy of vaccines and treatments as new COVID-19 variants emerge; the ability of our hospitality venture partners to successfully navigate the effects of the pandemic; and actions taken by governments, businesses, and individuals in response to the pandemic and any additional COVID-19 resurgences or variants. In addition, as the COVID-19 pandemic evolves, differing actions taken by governments around the world with respect to travel bans or restrictions or economic activity could result in varying impacts to the results of operations of our reportable segments.

In addition, any resurgence of COVID-19 in its variants could precipitate, aggravate, or impact the other risk factors included in this offering circular, which in turn could further materially adversely affect our business, financial condition, liquidity, results of operations, and profitability, including in ways that are not currently known to us or that we do not currently consider to present significant risks.

Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by financial institutions or transactional counterparties, could adversely affect our current and projected business operations and our financial condition and results of operations.

Actual events involving limited liquidity, defaults, non-performance, or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. For example, on March 10, 2023, Silicon Valley Bank, or SVB, was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation, or the FDIC, as receiver. Similarly, on March 12, 2023, Signature Bank Corp., or Signature, and Silvergate Capital Corp. were each swept into receivership. Although the Department of the Treasury, the Federal Reserve and the FDIC ensured that all depositors of SVB would have access to all of their money after only one business day of closure, including funds held in uninsured deposit accounts, borrowers under credit agreements, letters of credit and certain other financial instruments with SVB, Signature or any other financial institution that is placed into receivership by the FDIC may be unable to access undrawn amounts thereunder. Although we were not a borrower under or party to any material letter of credit or any other such instruments with SVB, Signature or any other financial institution currently in receivership, if we enter into any such instruments and any of our lenders or counterparties to such instruments were to be placed into receivership, we may be unable to access such funds. In addition, if any of our partners, suppliers or other parties with whom we conduct business are unable to access funds pursuant to such instruments or lending arrangements with such a financial institution, such parties’ ability to pay their obligations to us or to enter into new commercial arrangements requiring additional payments to us could be adversely affected. In this regard, counterparties to credit agreements and arrangements with these financial institutions, and third parties such as beneficiaries of letters of credit (among others), may experience direct impacts from the closure of these financial institutions and uncertainty remains over liquidity concerns in the broader financial services industry. Similar impacts have occurred in the past, such as during the 2008-2010 financial crisis. Inflation and rapid increases in interest rates have led to a decline in the trading value of previously issued government securities with interest rates below current market interest rates. Although the U.S. Department of Treasury, FDIC and Federal Reserve Board have announced a program to provide up immediate loans to financial institutions secured by certain of such government securities held by financial institutions to mitigate the risk of potential losses on the sale of such instruments, widespread demands for customer withdrawals or other liquidity needs of financial institutions for immediately liquidity may exceed the capacity of such program.

In addition, any further deterioration in the macroeconomic economy or financial services industry could lead to losses or defaults by our potential partners, vendors, or suppliers, which in turn, could have a material adverse effect on our current and/or projected business operations and results of operations and financial condition. For example, a partner may fail to make payments when due, default under their agreements with us, become insolvent or declare bankruptcy, or a supplier may determine that it will no longer deal with us as a customer. In addition, a vendor or supplier could be adversely affected by any of the liquidity or other risks that are described above as factors that could result in material adverse impacts on us, including but not limited to delayed access or loss of access to uninsured deposits or loss of the ability to draw on existing credit facilities involving a troubled or failed financial institution. The bankruptcy or insolvency of any partner, vendor or supplier, or the failure of any partner to make payments when due, or any breach or default by a partner, vendor or supplier, or the loss of any significant supplier relationships, could cause us to suffer material losses and may have a material adverse impact on our business.

If the market value of our real estate investment decreases, our results of operations will also likely decrease.

The market value of our real estate investment will depend on market conditions. We expect to acquire a piece of land Phoenix, Arizona, where we intend to build out Atari branded hotel, at a cost based upon current economic conditions. If local and/or global economic conditions deteriorate, or if the demand for such properties decreases below the levels anticipated at the time of acquisition of this property, our may not be able to make a profit on such property comparable to those profits made by those owning or managing similar assets. As a result of declining economic conditions, we may experience lower than anticipated or forecast results or profits, and/or may not be able to recover our costs of the project when a property is brought to market.

An investment in real estate involves special risks when compared to other investments.

The value of our interest in the Phoenix property and the future cash flow from our planed Atari branded hotel will at all times be dependent on many factors beyond our control, such as changes in general economic or local conditions, competition with other themed hotels, changes in the supply of or demand for competing hotels in the same locality, changes in real estate and zoning laws, and changes in interest rates or the availability of permanent mortgage funds which may render the sale or refinancing of our interest in the Phoenix property difficult or unattractive. In addition, we would be affected adversely by the failure of hotel partners to make their required rental payments in a timely manner or by default on the payment of rent due under any lease. Such delays or defaults could result in a deferral or reduction of the cash needed to meet our operating expenses and may inhibit our ability to make distributions to our members. Since our revenues will be entirely derived from the operation of the Hotel, we will be partially dependent upon the payment of rent on a timely basis by the lessees. This lack of diversified activity increases the risk of an investment us.

Themed Hotels. Themed hotels are dependent upon the successful operations and financial condition of their guests, employees and other partners, and could be adversely affected by bankruptcy of these guests and partners. In some cases, retail or immersive experiences partners may lease a significant portion of the space, and the filing of bankruptcy could cause significant revenue loss, including the loss of revenue from smaller partners with co-tenancy rights. Like others in the commercial real estate industry, themed hotels are subject to environmental risks and interest rate risk. They also face the need to enter into new leases or renew leases on favorable terms to generate rental revenues. Hotel properties could be adversely affected by changes in the local markets where the properties are located, as well as by adverse changes in national economic and market conditions.

Separately, title defects could lead to material losses on our investments in our property as research and investigation are both time and cost consuming.

Because we will primarily invest in the real estate and hotel industry, our investments expose us to risks similar to and associated with real estate investments generally.

Our investments will primarily be in or relating to our real estate-related and hotel business. Any deterioration of real estate fundamentals generally, and in the United States in particular, could negatively impact our performance by making it more difficult for entities in which we may have an investment requiring periodic payments or a return of capital, or “borrower entities,” to satisfy their payment obligations, increasing the default risk applicable to these entities, and/or making it relatively more difficult for us to generate attractive risk-adjusted returns. Any such deterioration may also make it more difficult for entities in which we have an investment without a specific payment obligation to make distributions or returns of capital to us. Changes in general economic conditions will affect the creditworthiness of borrower entities or other investees and may include economic and/or market fluctuations, changes in environmental, zoning and other laws, casualty or condemnation losses, regulatory limitations on rents, variations in rental income, decreases in property values, changes in the appeal of properties to tenants, changes in supply and demand, fluctuations in real estate fundamentals, energy supply shortages, various uninsured or uninsurable risks, natural disasters, pandemics, changes in government regulations (such as rent control), changes in real property tax rates and operating expenses, changes in interest rates, changes in the availability of debt financing and/or mortgage funds which may render the sale or refinancing of properties difficult or impracticable, increased mortgage defaults, increases in borrowing rates, negative developments in the economy that depress travel activity, demand and/or real estate values generally and other factors that are beyond our control. The value of securities of companies that service the real estate business sector may also be affected by such risks.

We cannot predict the degree to which economic conditions generally, and the conditions for investments in real estate, will improve or deteriorate. Declines in the performance of the U.S. and global economies or in the real estate debt markets could have a material adverse effect on our business, financial condition and results of operations. In addition, market conditions relating to real estate debt and preferred equity investments have evolved since the global financial crisis, which has resulted in a modification to certain structures and/or market terms. Any such changes in structures and/or market terms may make it relatively more difficult for us to monitor and evaluate our investments.

The hospitality industry is cyclical and adverse global economic conditions or low levels of economic growth could adversely affect our revenues and profitability as well as cause a decline in or limitation of our future growth.

Consumer demand for our services is closely linked to global and regional economic conditions and is sensitive to business and personal discretionary spending levels. Changes in consumer demand and general business cycles can subject, and have subjected, our revenues to significant volatility. Adverse general economic conditions, health and safety concerns, risks or restrictions affecting or reducing travel patterns, lower consumer confidence, high unemployment, or adverse political conditions can result in a decline in consumer demand, which can lower the revenues and profitability of our owned and leased portion of the hotel, reduce sales and revenues. In addition, a portion of our expenses associated with managing, franchising, licensing, owning, or leasing hotels are fixed. These costs include personnel costs, interest, rent, property taxes, insurance, and utilities, all of which may increase at a greater rate than our revenues and/or may not be able to be reduced at the same rate as declining revenues. Where cost-cutting efforts are insufficient to offset declines in revenues, we could experience a material decline in margins and reduced or negative cash flows. If we are unable to decrease costs significantly or rapidly when demand for our hotels decreases, the decline in our revenues could have a particularly adverse impact on our net cash flow and profits. Economic downturns generally affect the results derived from owned and leased properties more significantly than those derived from managed and leased portions of the property due to the proportion of fixed costs associated with operating an owned or leased property and the greater exposure owners have to the properties’ performance. As a result, changes in consumer demand and general business cycles can subject, and have subjected, our revenues, earnings, and results of operations to significant volatility. Uncertainty regarding the future rate and pace of economic growth in different regions of the world makes it difficult to predict future profitability levels. Additionally, if economic weakness were to affect any particular regions of the world, it could have an adverse impact on our revenues and negatively affect our profitability.

In addition to general economic conditions, new hotel room supply is an important factor that can affect the hospitality industry’s performance. Excessive growth in lodging supply could result in returns that are substantially below expectations or result in losses, which could materially and adversely affect our revenues, profitability, and future growth prospects.

Our efforts to develop and build, and then renovate our hotel as necessary, could be delayed or become more expensive, which could reduce revenues or impair our ability to compete effectively.

If not maintained, the condition of our to be built Phoenix Atari branded hotel once it is completed could negatively affect our ability to attract guests or result in higher operating and capital costs. These factors could reduce revenues or profits from the hotel property. There can be no assurance that any planned renovations, when needed, will occur, or even if completed, will result in improved performance. In addition, these efforts are subject to a number of risks, including the following: construction delays or cost overruns; delays in obtaining, or failure to obtain, zoning, occupancy and other required permits or authorizations; government restrictions on the size or kind of development; changes in economic conditions that may result in weakened or lack of demand for improvements that we make or negative project returns; and lack of availability of rooms or meeting and events spaces for revenue-generating activities during construction, modernization or renovation projects. If our hotel is not built to meet guest preferences or brand standards under our management plans, or if it is delayed in opening as scheduled our operations and financial results could be negatively affected.

Future terrorist activity and/or international instability could adversely impact our real estate acquisition plans and financial operations.

A terrorist attack against the United States, an increase in terroristic threats or suspected activity, and/or an increase in domestic or international instability, whether or not located in the United States, could significantly affect our business by slowing, delaying or halting construction of hotel construction, increasing the cost of such developments, and/or reducing the sales and/or usages of such properties, thereby adversely affect our business.

We may become subject to risks arising from litigation.

We may become involved in litigation. Litigation can be costly, and the results of litigation are often difficult to predict. We may not have adequate insurance coverage or contractual protection to cover costs and liability in the event we are sued, and to the extent we resort to litigation to enforce our rights, we may incur significant costs and ultimately be unsuccessful or unable to recover amounts that we believe are owed to us. We may have little or no control of the timing of litigation, which presents challenges to our strategic planning.

We may be subject to risks related to human trafficking allegations.

Our business, along with the hospitality industry generally, faces risk that could cause damage to our reputation and the value of our hotel brand due to claims related to purported incidents of human trafficking.

We are subject to risks related to corporate social responsibility.

Our business, along with the hospitality industry generally, faces scrutiny related to environmental, social and governance activities and the risk of damage to our reputation and the value of our hotel brand if we fail to act responsibly or comply with regulatory requirements in a number of areas, such as safety and security, responsible tourism, environmental stewardship, supply chain management, climate change, diversity, equity and inclusion, philanthropy and support for local communities. In particular, our stakeholders (notably our customers, stockholders and team members) are increasingly interested in our approach to managing climate-related risks and opportunities and may directly impact on our revenue.

We are dependent on key personnel.

Our founders and managing partners, Jordon Taylor, Jason Merck and Shelly Murphy, and other executive and senior officers have a significant role in our success. Our ability to retain our management group or to attract suitable replacements should any members of the management group leave depends on the competitive nature of the employment market. The loss of services from key members of the management group or a limitation in their availability could adversely affect our financial condition and cash flow. Further, such a loss could be negatively perceived in the securities markets.

Labor shortages could restrict our ability to operate our hotel or grow our business or result in increased labor costs that could adversely affect our results of operations.

Our success depends in large part on our ability to attract, retain, train, manage and engage employees. The COVID-19 pandemic has negatively affected the labor market for employers. Labor shortages will have an effect on the ability of our hotel to hire or re-hire employees during the ongoing recovery from the downturn caused by the pandemic. Among the factors that caused the labor shortages are the relative reduced appeal of working in the hospitality industry in a downturn, alternatives available in other industries and perceived health and safety concerns.

If we are unable to attract, retain, train, manage and engage skilled individuals, our ability to staff and operate the hotel could be diminished, which could reduce customer satisfaction, and our ability to manage our corporate business could be adversely affected. In addition, the inability of our lessees or partners to attract, retain, train, manage and engage skilled employees for the restaurants, retail gift store or experiences could adversely affect the reputation of our Atari brand. Because payroll costs are a major component of the operating expenses at our owned, leased and managed hotels, a shortage of skilled labor could also require higher wages that would increase labor costs, which could adversely affect our results of operations and the results of our hotel. Additionally, an increase in minimum wage rates could increase costs and reduce profits for us and our partners, which could, in turn, lower demand from other partners or lessees to partner with our hotel. We also face challenges with respect to retaining corporate employees. If we lose the services of one or more senior employees, it could adversely affect our business.

Because we operate in a highly competitive industry, our revenues or profits could be harmed if we are unable to compete effectively.

The segments of the hospitality industry in which we operate are subject to intense competition. Our principal competitors are other operators of luxury, full-service and focused-service hotels, including other major hospitality chains with well-established and recognized brands and hotels in Phoenix. We will also potentially compete against smaller hotel chains, independent and local hotel owners and operators, home and apartment sharing services and timeshare operators. If we are unable to compete successfully, our revenues or profits may decline.

Competition for hotel guests

We will face competition for individual guests, group reservations and conference business at our hotel. We will compete for these customers based primarily on Atari brand name recognition and reputation, as well as location, rates for hotel rooms, food and beverage and other services, property size and availability of rooms and conference and meeting space, accommodations and technology, quality of the accommodations, customer satisfaction, amenities and the ability to earn and redeem loyalty program points. Our competitors may have greater commercial, financial and marketing resources and more efficient technology platforms, which could allow them to improve their properties and expand and improve their marketing efforts in ways that could affect our ability to compete for guests effectively, or they could offer a type of lodging product that customers find attractive but that we may not offer.

Our industry is highly competitive, which may impact on our ability to compete successfully for guests.

We will operate in a market that contain many competitors. Our Atari themed hotel brand will generally compete with major hotel chains, regional hotel chains, independent hotels, and home sharing and rental services across national and international venues. Our ability to remain competitive and attract and retain business, group and leisure travelers depends on our success in distinguishing and driving preference for our lodging products and services, including our Token-based loyalty program, direct booking channels, consumer-facing technology platforms and services, and other offerings. If we cannot compete successfully in these areas, our operating margins could contract, our market share could decrease, and our earnings could decline. Further, new lodging supplies in individual markets could have a negative impact on the hotel industry and hamper our ability to maintain or increase room rates or occupancy in those markets.

Any deterioration in the quality or reputation of our Atari brand or theme could have an adverse effect on our reputation, business, financial condition or results of operations.

Our Atari brand will be among our most important assets. Our ability to attract and retain guests depends, in part, on public recognition of the Atari brand and its associated reputation. If the Atari brand or theme becomes obsolete or consumers view it as unfashionable, unsustainable or lacking in consistency and quality, we may be unable to attract guests to our Phoenix Atari hotel and may further be unable to attract or retain our partners.

Changes in ownership or management practices, perceptions of our ESG practices, perception of guest or employee health or safety, the occurrence of accidents or injuries, cyber-attacks, security breaches, natural disasters, crime, failure of suppliers, lessees or business partners to comply with relevant regulations and contractual requirements relating to a variety of issues including environmental, human rights and labor, individual guest, owner or employee notoriety or similar events at our hotel can harm our reputation, create adverse publicity and cause a loss of consumer confidence in our business. Because of the global nature of our Atari brand and the particularities of our business and Phoenix, Arizona hotel location, events occurring in that location could negatively affect the reputation and operations of otherwise successful operations. In addition, the expansion of social media has compounded the potential scope of negative publicity by increasing the speed and expanse of information dissemination. Many social media platforms publish content immediately and without filtering or verifying the accuracy of that content. A negative incident or the perception of occurrence of a negative incident at our hotel could have far-reaching effects, including lost sales, customer boycotts, loss of development opportunities and employee difficulties. Such incidents could in the future subject us to legal actions, including litigation, governmental investigations or penalties, along with the resulting additional adverse publicity. A perceived decline in the quality of our Atari brand or damage to our reputation could adversely affect our business, financial condition and results of operations.

Adverse incidents at, or adverse publicity concerning, our business or our corporate responsibilities could harm our brand and reputation, as well as adversely affect our market share, business, financial condition, or results of operations.

Our Atari brand and our reputation are among our most important assets. Our reputational value is based, in part, on the external perceptions of Atari, the quality of our to be built Atari branded hotel and services, and our corporate and management integrity. We may experience harm to our reputation, loss of consumer confidence, or a negative impact to our results of operations as a result of an incident involving the potential safety or security of our guests, customers, or colleagues; adverse publicity regarding safety or security of travel destinations around the globe or at our competitors’ properties, or in respect of our third-party vendors or owners and the industry; or any media coverage resulting therefrom.

Additionally, our reputation could be harmed if we fail, or are perceived to fail, to comply with various regulatory requirements or if we fail to act responsibly or are perceived as not acting responsibly in a number of areas such as health, safety and security; data security; diversity and inclusion; group events with controversial groups or speakers; sustainability; responsible tourism; environmental stewardship; supply chain management; climate change; human rights; philanthropy and support for local communities; and corporate governance. We manage a broad range of corporate responsibility matters, taking into consideration their expected impact on the sustainability of our business over time, and the potential impact of our business on society and the environment. Despite our efforts, consumer travel preferences may shift due to sustainability-related concerns or costs. In addition, stakeholder expectations regarding such matters are evolving, and we may experience engagement from stakeholders of differing views on these matters. Adverse incidents with respect to our corporate responsibility efforts could impact the value of our Atari brand or our reputation, the cost of our operations, and relationships with investors and stakeholders, all of which could adversely affect our business and results of operations.

The continued expansion in the use and influence of social media has compounded the potential scope of negative publicity that could be generated, lead to litigation or governmental investigations, or damage our reputation. Adverse incidents may occur in the future. Negative incidents could lead to tangible adverse effects on our business, including lost sales, boycotts, reduced enrollment and/or participation in the loyalty program, or paid membership program, disruption of access to our digital platforms, loss of development opportunities, or reduced colleague retention and increased recruiting difficulties. Any decline in the reputation or perceived quality of our Atari brand or corporate image could adversely affect our market share, business, financial condition, or results of operations.

We are exposed to risks and costs associated with protecting the integrity and security of personal data and other sensitive information.

We are subject to various risks and costs associated with the collection, handling, storage and transmission of sensitive information, including costs related to compliance with U.S. and foreign data collection and privacy laws and other contractual obligations, as well as risks associated with the compromise of our systems collecting such information. Many jurisdictions, including the European Union (“E.U.”), the U.K., China and certain states within the U.S., have passed laws that require companies to meet specific requirements regarding the handling of personal data. We collect internal and customer data, including credit card numbers and other personally identifiable information for a variety of important business purposes, including managing our workforce, providing requested products and services and maintaining guest preferences to enhance customer service and for marketing and promotion purposes. We could be exposed to fines, penalties, restrictions, litigation, reputational harm or other expenses, or other adverse effects on our business, due to failure to protect personal data and other sensitive information or failure to maintain compliance with the various U.S. and foreign data collection and privacy laws or with credit card industry standards or other applicable data security standards.

In addition, U.S. states and the federal government have enacted additional laws and regulations to protect consumers against identity theft. These laws and similar laws in other jurisdictions have increased the costs of doing business, and failure on our part to implement appropriate safeguards or to detect and provide prompt notice of unauthorized access as required by some of these laws could subject us to potential claims for damages and other remedies. If we were required to pay any significant amounts in satisfaction of claims under these laws, or if we were forced to cease our business operations for any length of time as a result of our inability to comply fully with any such law, our business, operating results and financial condition could be adversely affected.

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this Offering may have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the shares you buy. The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this Offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018, entitled: Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

The growth of internet reservation channels could adversely affect our business and profitability.

A significant percentage of hotel rooms for individual guests are booked through internet travel intermediaries, to whom we will commit to pay various commissions and transaction fees for sales of our rooms through their systems. Search engines and peer-to-peer inventory sources also provide online travel services that compete with our business. If these bookings increase, these hospitality intermediaries may be able to obtain higher commissions or other significant concessions from us. These hospitality intermediaries also may reduce bookings at our hotel by de-ranking our hotels in search results on their platforms, and other online providers may divert business away from our hotels. Although our contracts with many hospitality intermediaries will limit transaction fees for hotels, there can be no assurance that we will be able to renegotiate these contracts upon their expiration with terms as favorable as the provisions that existed before the expiration, replacement, or renegotiation. Moreover, hospitality intermediaries generally employ aggressive marketing strategies, including expending significant resources for online and television advertising campaigns to drive consumers to their websites. As a result, consumers may develop brand loyalties to the intermediaries’ brands, websites, and reservations systems rather than to our Atari brand and systems. If this happens, our business and profitability may be significantly affected over time as shifting customer loyalties divert bookings away from our websites, which increases costs for the hotel in our system. Internet travel intermediaries also have been subject to regulatory scrutiny, particularly in Europe. The outcome of this regulatory activity may affect our ability to compete for direct bookings through our own internet channels.

In addition, although internet travel intermediaries have traditionally competed to attract individual leisure consumers or transient business rather than group business for meetings and events, in recent years they have expanded their business to include marketing to group business and also to corporate transient business. If that growth continues, it could both divert group and corporate transient business away from our hotels and also increase our cost of sales for group and corporate transient business. Consolidation of internet travel intermediaries, or the entry of major internet companies into the internet travel bookings business, also could divert bookings away from our websites and increase our hotels’ cost of sales.

Misalignment with public and consumer tastes and preferences for entertainment, travel and consumer products could negatively impact demand for our “City of Atari” themed Hotel and affect the profitability of our business.

Our themed hotel will include more than 60,000 square feet of immersive entertainment, video gaming experiences, food and beverage and retail. The “City of Atari” will immerse guests into a combination of nostalgic and pop-culture-centric experiences focused on the history of gaming, movies and music of the 1980’s and 1990’s as well as futurism inspired by Atari and other brands like “Bladerunner” and “Tron”, combined with current and future video gaming-themed brands and experiences, utilizing the latest technologies and AI.

Our business creates entertainment via such themes and its success depends substantially on consumer tastes and preferences that change in often unpredictable ways. The success of our business depends on our ability to consistently create compelling content, which may be distributed, among other ways, through internet or cellular technology, theme park attractions, hotels and other recreational activities, daily excursions, and retail souvenir products. Such distribution must meet the changing preferences of the broad consumer market and respond to competition from an expanding array of choices facilitated by technological developments in the delivery of content. The success of our theme parks, resorts, and experiences depends on demand for public or out-of-home entertainment experiences. Demand for certain of our out-of-home entertainment experiences, such as going to play at arcade centers, has not returned to pre-pandemic levels, and COVID-19 may continue to impact consumer tastes and preferences. The success of our business therefore depends on our ability to successfully predict and adapt to changing consumer tastes and preferences. Moreover, we must often invest substantial amounts in content production and acquisition, acquisition of arcade rights, themed hotels and other facilities or customer facing platforms before we know the extent to which these services will earn consumer acceptance, and these services may be introduced into a significantly different market or economic or social climate from the one we anticipated at the time of the investment decisions. If our entertainment offerings as well as our methods to make our offerings and services available to consumers, do not achieve sufficient consumer acceptance, our revenue may decline, decline further, or fail to grow to the extent we anticipate when making investment decisions and thereby further adversely affect the profitability of our business. Further, consumers’ perceptions of our position on matters of public interest, including our efforts to achieve certain of our environmental and social goals, often differ widely and present risks to our reputation and brand. Consumer tastes and preferences impact, among other items, revenue from advertising sales (which are based in part on ratings for the programs in which advertisements air), affiliate fees, subscription fees, the license of rights to other distributors, themed hotel room charges and merchandise, souvenirs, food and beverage sales, sales of licensed consumer products or sales of our other services within the hotel.

Extreme weather, climate change, and sustainability-related concerns could have a material adverse effect on our business and results of operations.

We will be subject to the risks associated with extreme weather and climate change, including the impacts of the physical effects of climate change, changes in laws and regulations related to climate change and sustainability, and changing consumer preferences. Natural disasters and extreme weather in locations where we will own the hotel or in areas of the world from which we might draw a large number of guests may cause a significant decline in travel and reduced demand for lodging. The prevalence of these events may continue to increase as the result of climate change. Natural disasters, extreme weather, and other physical impacts of climate change (including rising sea levels, extreme hot or cold weather, water shortages, fire, and droughts) have in the past and could in the future result in increases in related insurance, energy or other operating costs, and physical damage to our hotels that might not be covered by insurance and might prevent or limit the operations of the property. Significant costs could be involved in improving the efficiency and climate resiliency of our to be built Phoenix Atari branded hotel and otherwise preparing for, responding to, and mitigating the physical effects of climate change or sustainability-related concerns. Compliance with future climate-related legislation and regulation, and our current or future voluntary efforts to achieve science-based emissions reduction targets or other sustainability initiatives, could also be difficult and costly. Growing public recognition of the dangers of climate change and other sustainability-related concerns may affect customers’ travel choices, including their frequency of travel. As a result of the foregoing, we may experience reduced demand, significant increased operating and compliance costs, operating disruptions or limitations, constraints on our room growth, and even physical damage to our hotel, all of which could adversely affect our profits and growth.

Financial distress experienced by our strategic partners or other counterparties could have an adverse impact on us.

We will operate and lease portions of the hotel to create free and ticketed opportunities for customers to experience the latest in AR/VR and AI technologies. Certain spaces will also be leased out to companies that offer products for sale such as clothing, collectibles, digital assets, games (both digital and analog) as well as art and cultural offerings. These experiences will be curated and offered based upon the overall experience inside our hotel, focusing on existing brands, new IP and the ever-evolving world of technology. As a result of this endeavor, we anticipate becoming are party to numerous contracts of varying durations with different entities/vendors. Certain of our agreements will be comprised of a mixture of firm and non-firm commitments, varying tenures, and varying renewal terms, among other terms. There can be no guarantee that, upon the expiration of our contracts, we will be able to renew such contracts on terms as favorable to us, or at all.

Although we will attempt to assess the creditworthiness of our strategic partners and other contract counterparties, there can be no assurance as to the creditworthiness of any such strategic partner or contract counterparty. Financial distress experienced by our potential strategic partners or other counterparties could have an adverse impact in the event such parties are unable to pay us for the services we provide or otherwise fulfill their contractual obligations.

We are exposed to the risk of loss in the event of non-performance by such potential strategic partners or other counterparties. Some of these counterparties may be highly leveraged and subject to their own operating, market, and regulatory risks, and some are experiencing, or may experience in the future, severe financial problems that have had or may have a significant impact on their creditworthiness. Any material nonpayment or nonperformance from our potential contract counterparties due to inability or unwillingness to perform or adhere to contractual arrangements could have a material adverse impact on our business, results of operations, financial condition, and ability to make cash distributions to our stockholders. Furthermore, in the case of financially distressed strategic partners, such events might otherwise force such strategic partners to curtail their commercial relationships with us, which could have a material adverse effect on our results of operations, financial condition, and cash flows.

We may be subject to claims for infringing the intellectual property rights of others, which could be costly and result in the loss of significant intellectual property rights.

We cannot be certain that we will not infringe the intellectual property rights of others. We may be in the future, subject to litigation and other claims in the ordinary course of our business based on allegations of infringement or other violations of the intellectual property rights of others. Regardless of their merits, intellectual property claims can divert the efforts of our personnel and are often time-consuming and expensive to litigate or settle. In addition, to the extent claims against us are successful, we may have to pay substantial money damages or discontinue, modify, or rename certain products or services that are found to be in violation of another party’s rights. We may have to seek a license (if available on acceptable terms, or at all) to continue offering products and services, which may significantly increase our operating expenses.

If we fail to comply with our obligations in the agreements under which we license intellectual property and other rights from third parties or otherwise experience disruptions to our business relationships with the Licensor, we could lose license rights that are important to our business.

We are acquiring the exclusive Atari license from Breakout 1976, LLC for the utilization of the Atari Brand and game titles in our hotel. We will hold the exclusive rights to utilize the Atari brand and Atari-owned game titles throughout the property and in its content and marketing materials acquiring the exclusive rights to the iconic Atari brand and all game titles (including, for example, titles such as Pong, Centipede and Breakout) for the use inside of an entertainment property and attached hotel in the 5th-largest city in the United States, Phoenix, Arizona.

We will be a party to this license agreement with the Licensor and expect to enter into additional license agreements in the future. We expect these license agreements to impose various diligence, milestone payment, royalty and other obligations on us. If we fail to comply with our obligations under these agreements, or we are subject to a bankruptcy, we may be required to make certain payments to the Licensor, we may lose the exclusivity of our license, or the Licensor may have the right to terminate the license, in which event we would not be able to develop or market products covered by the license. The Licensor or any future licensor may take any of these actions, including terminating a license agreement. Additionally, the milestone and other payments associated with these licenses will make it less profitable for us to provide our intended services. If the Licensor were to terminate a license agreement for whatever reason, it would materially and adversely affect our business, financial position and future prospects and you would likely lose the entirety of your investment in us.

If disputes over intellectual property and other rights that we will license prevent or impair our ability to maintain our future licensing arrangements on acceptable terms, we may be unable to successfully develop and commercialize the themed hotel.

Insurance may not cover damage to, or losses involving, the hotel or other aspects of our business, and the cost of such insurance could increase.

We will require comprehensive property and liability insurance policies for our leased, and owned portion of the hotel with coverage features and insured limits that we believe are customary. We also require our lessees to maintain similar levels of insurance. Market forces beyond our control may nonetheless limit the scope of the insurance coverage we, or our lessees can obtain, or our or their ability to obtain coverage at reasonable rates. Certain types of losses, generally of a catastrophic nature, such as earthquakes, hurricanes and floods, terrorist acts, pandemics, or liabilities that result from incidents involving the security of information systems, may result in high deductibles, low limits, or may be uninsurable, or the cost of obtaining insurance may be unacceptably high. As a result, we, and our lessees may not be successful in obtaining insurance without increases in cost or decreases in coverage levels or may not be successful in obtaining insurance at all. For example, over the past several years following the severe and widespread damage caused by natural disasters, coupled with continued large global losses, the property, liability, and other insurance markets have seen significant cost increases. Further, in the event of a substantial loss, the insurance coverage we, or our lessees carry may not be sufficient to pay the full market value or replacement cost of any lost investment or in some cases could result in certain losses being totally uninsured. As a result, our revenues and profits could be adversely affected, and for portion we own or lease, we could lose some or all of the capital that we have invested in the property, and we could remain obligated for guarantees, debt, or other financial obligations.

Failure to comply with marketing and advertising laws, including regarding direct marketing, could result in fines or place restrictions on our business.

We will rely on a variety of direct marketing techniques, including telemarketing, email and social media marketing and postal mailings, and we are subject to various laws and regulations in the U.S. and internationally that govern marketing and advertising practices. Any further restrictions in laws and court or agency interpretations of such laws, such as the Telephone Consumer Protection Act of 1991, the Telemarketing Sales Rule, the CAN-SPAM Act of 2003, various U.S. state laws, such as the California Privacy Rights Act, international data protection laws, such as the E.U. General Data Protection Regulation (“GDPR”), and laws limiting the cross-border transfer of data that govern these activities or new laws that become effective in the future could adversely affect current or planned marketing activities and cause us to change our marketing strategy. If this occurs, we may not be able to develop adequate alternative marketing strategies, which could affect our ability to maintain relationships with our customers and acquire new customers. We will also obtain access to names of potential customers from travel service providers or other companies, and we market to some individuals on these lists directly or through other companies’ marketing materials. If access to these lists were prohibited or otherwise restricted, our ability to develop new customers and introduce them to products could be impaired.

Governmental regulation may adversely affect the operation of our hotel.

In many jurisdictions, the hospitality industry is subject to extensive foreign or U.S. federal, state and local governmental regulations, including those relating to the service of alcoholic beverages, the preparation and sale of food and those relating to building and zoning requirements. We will also subject to licensing and regulation by U.S. state and local departments relating to health, sanitation, fire and safety standards, and to laws governing our relationships with employees, including minimum wage requirements, overtime, working conditions status and citizenship requirements. These requirements are complex and subject to frequent revision, with changes at the U.S. federal level often accompanying new U.S. presidential administrations. We or our third-party owners may be required to expend funds to meet U.S. federal, state, and local regulations in connection with the construction, continued operation, or development of our property. The failure to meet the requirements of applicable regulations and licensing requirements, or publicity resulting from actual or alleged failures, could have an adverse effect on the results of operations. For example, if we fail to comply with any of the requirements of the ADA, we could be subject to fines, penalties, injunctive action, reputational harm, guest, advocacy group or employee lawsuits, and other business effects that could materially and negatively affect our performance and results of operations.

Collective bargaining activity and strikes could disrupt our operations, increase our labor costs, and interfere with the ability of our management to focus on executing our business strategies.

A significant number of associates at our hotels may be covered by collective bargaining agreements. If relationships with our organized associates or the unions that represent them become adverse, then the hotel we operate could experience labor disruptions such as strikes, lockouts, boycotts, and public demonstrations. Numerous collective bargaining agreements are typically subject to negotiation each year, and our ability to resolve such negotiations does not mean that we will be able to resolve future negotiations without strikes, disruptions, or on terms that we consider reasonable. Labor disputes and disruptions could result in adverse publicity or regulatory investigations and adversely affect operations and revenues at affected hotels. In addition, labor disputes and disruptions or increased demands from labor unions could harm our relationship with our associates, result in increased regulatory requirements or inquiries and enforcement by governmental authorities, harm our relationships with our guests and customers, divert management attention, and reduce customer demand for our services, all of which could have an adverse effect on our reputation, business, financial condition, or results of operations.

In addition, labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses and legal costs and could impose limitations on our ability or the ability of our third-party property owners to take cost saving measures during economic downturns. Increased unionization of our workforce, new labor legislation, or changes in regulations could disrupt our operations, reduce our profitability, or interfere with the ability of our management to focus on executing our business strategies.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2, Regulation A issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We do not know whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Risks Related to Conflicts of Interest

We are dependent on the Manager and its affiliates and their key personnel who provide services to us through the operating agreement, and we may not find a suitable replacement if the operating agreement is terminated, or if key personnel leave or otherwise become unavailable to us, which could have a material adverse effect on our performance.

We do not expect to have any employees and we are completely reliant on the Manager to provide us with project management and advisory services. We expect to benefit from the personnel, relationships and experience of the Manager’s executive team and other personnel and investors of the Manager and expect to benefit from the same highly experienced personnel and resources we need for the implementation and execution of our Atari brand hotel development.  Each of our executive officers also serves as an officer of the Manager. The Manager will have significant discretion as to the implementation of our Atari hotel development project. Accordingly, we believe that our success will depend to a significant extent upon the efforts, experience, diligence, skill and relationships of the executive officers and key personnel of the Manager. The executive officers and key personnel of the Manager will run our all of operations from the purchase of the land where we plan to build our Atari branded hotel, through the construction of the hotel to the day to day management of hotel operations once our hotel is up and running. Our success will depend on their continued service.

In addition, we offer no assurance that the Manager will remain the Manager or that we will continue to have access to the Manager’s principals and professionals. If the operating agreement is terminated and no suitable replacement is found to manage us, our ability to execute our business plan will be negatively impacted.

The ability of the Manager and its officers and other personnel to engage in other business activities, including managing other similar companies, may reduce the time the Manager spends managing the business of our Company and may result in certain conflicts of interest.

Our officers also serve or may serve as officers or employees of Breakout 1976 LLC and JMJT Roosevelt 2 LLC, as well as other Manager-sponsored vehicles, and other companies unaffiliated with the Manager. These other business activities may reduce the time these persons spend managing our business. Further, if and when there are turbulent conditions in the real estate markets or distress in the credit markets or other times when we will need focused support and assistance from the Manager, the attention of the Manager’s personnel and executive officers and the resources of the Manager may also be required by other Manager-sponsored vehicles. In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed or if we were not managed by the Manager. In addition, these persons may have obligations to other entities, the fulfillment of which might not be in the best interests of us or any of our investors. Our officers and the Manager’s personnel may face conflicts of interest in allocating sale, financing, leasing and other business opportunities among the real properties owned by the various companies and our Company.

The terms of the operating agreement make it difficult to end our relationship with the Manager.

Under the terms of the operating agreement, holders of Class A Units in our Company have the right to remove our Manager as Manager of our Company, by a vote of 75% of the holders of all Class A Units of our Company (excluding our Manager) voting together for good cause. Unsatisfactory financial performance does not constitute grounds to terminate and remove the Manager under the operating agreement. These provisions make it difficult to end our Company’s relationship with the Manager, even if we believe the Manager’s performance is not satisfactory.

The operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the Manager.

The operating agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our operating agreement, or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law. Further, we have partially waived the duty of loyalty in that our Manager is permitted to own and manage interests that are competitive with our Company and such persons are under no obligation to present any business opportunity to our Company

There are conflicts of interest among us, the Manager and its affiliates.

Each of our executive officers is an executive officer of the Manager. All the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s-length negotiations. Some of the conflicts inherent in our Company’s transactions with the Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. The Manager and its affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have a negative impact on our financial performance and, consequently, on distributions to investors and the value of our Class A Units.

The operating agreement provides the Manager with broad powers and authority which may exacerbate the existing conflicts of interest among your interests and those of the Manager, its executive officers and its other affiliates. Potential conflicts of interest include, but are not limited to, the following:

●	The Manager or an affiliate of the Manager may sell or license certain properties to us. The Manager will be setting the purchase price that we will pay for such a property, which price may be higher than appraised values or comparable property prices;

●	the Manager, its executive officers and its other affiliates may continue to offer other real estate investment opportunities, including equity offerings similar to this Offering, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

●	the Manager, its executive officers and its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits or fees or other compensation from any other business owned and operated by the Manager, its executive officers and/or its other affiliates for their own benefit;

●	we may engage the Manager or affiliates of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with third party on an arm’s length basis; and

●	the Manager, its executive officers and its other affiliates are not required to devote all of their time and efforts to our affairs.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any transaction to which we or any of our affiliates has an interest or engaging for their own account in business activities of the types conducted by us.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any asset to be acquired or disposed of by us or any of our subsidiaries or in any transaction to which we or any of our subsidiaries are a party or have an interest. Additionally, we do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. In addition, our management agreement with the Manager does not prevent the Manager and its affiliates from engaging in additional management or investment opportunities, some of which could compete with us.

The Manager’s liability is limited under the operating agreement, and we have agreed to indemnify the Manager against certain liabilities.  As a result, we may experience poor performance or losses for which the Manager would not be liable.

Pursuant to our Company’s operating agreement, the Manager will not assume any responsibility other than to render the services called for thereunder and not will be responsible for any action of our board of directors in following or declining to follow the Manager’s advice or recommendations. The Manager maintains a contractual, as opposed to a fiduciary, relationship with us and our investors. Under the terms of the operating agreement, the Manager, its officers, investors, members, Managers, directors and personnel, any person controlling or controlled by the Manager and any person providing services to the Manager will not be liable to us, any subsidiary of ours, our board of directors, or our investors, members or partners or any subsidiary’s investors, members or partners for acts or omissions performed in accordance with and pursuant to the operating agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the operating agreement. Accordingly, we and our investors will only have recourse and be able to seek remedies against the Manager to the extent it breaches its obligations pursuant to the operating agreement. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities. We have agreed to reimburse, indemnify and hold harmless the Manager, its officers, investors, members, Managers, directors and personnel, any person controlling or controlled by the Manager and any person providing sub-advisory services to the Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from, acts or omissions of such indemnified parties not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of the Manager’s duties, which have a material adverse effect on us. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the operating agreement because of our desire to maintain our ongoing relationship with the Manager.

Risks Related to this Offering and Ownership of our Class A Units

There is currently no public trading market for our Class A Units.

There is currently no public trading market for our Class A Units, and none is expected to be developed or be sustained. If an active public trading market for our Class A Units does not develop or is not sustained, it may be difficult or impossible for you to resell your Units at any price. Even if a public market does develop, the market price could decline below the amount you paid for your Units.

If a market ever develops for our Class A Units, the market price and trading volume may be volatile.

If a market develops for our Class A Units, the market price of our Class A Units could fluctuate significantly for many reasons, including reasons unrelated to our performance, the underlying assets or the series, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of our Class A Units may decline as well.

In addition, fluctuations in our operating results to meet the expectations of investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

This Offering is being conducted on a “best efforts” basis and we may not be able to execute our growth strategy if we are unable to raise this capital.

We are offering the interests on a “best efforts” basis, and we can give no assurance that all of the offered interests will be sold. If you invest in our interests and more than the minimum number of offered Class A Units are sold, but less than all of the offered Class A Units are sold, the risk of losing your entire investment will be increased. If substantially less than the maximum amount of Class A Units offered are sold, we may be unable to fund all the intended uses described in this offering circular from the net proceeds anticipated from this Offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost, and the working capital generated by us may not be sufficient to fund any uses not financed by offering net proceeds.

This is a fixed price Offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for our Class A Units may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our Class A Units is fixed and will not vary based on the underlying value of our assets at any time.  Our Manger has determined the offering price in its sole discretion without the input of an investment bank or other third party.  The fixed offering price for our Class A Units has not been based on appraisals of any assets we own or may own, or of our Company as a whole, nor do we intend to obtain such appraisals.  Therefore, the fixed offering price established for our Class A Units may not be supported by the current value of our Company or our assets at any particular time.

Investors lack significant voting rights and our Manager may take actions that are not in the best interests of investors.

Our Manager currently holds the only fully voting interests (Class A Units) in our Company and has a unilateral ability to make decisions on behalf of our Company, including to amend our Operating Agreement without the consent of the investors. Investors may not necessarily agree with such decisions or decisions may not be in the best interests of all of the investors as a whole but only a limited number.

The Company’s Manager can only be appointed or removed by the Company’s Class B Member.

Only a Class B Member has the right to appoint the Company’s Manager, and only the Class B Member has the right to remove any Manager. As a result, no purchaser of Class A Units will have the right or ability to require the Company to appoint any Manager or to remove any Manager, unless as described in our Operating Agreement. Currently, there is only one Class B Member of the Company, Central RoRo Manager, LLC, a Delaware limited liability company who is also our Manager. It is not expected that there will be any other Class B Member of the Company. As such, Central RoRo Manager, LLC, will effectively have sole authority to keep Central RoRo Manager, LLC in place as Manager of the Company, and to determine if any other Manager of the Company may be appointed.

Furthermore, our Manager can only be removed by Class A Members as Manager of our Company in a very limited circumstance for “good cause,” as defined in our Operating Agreement. Investors would therefore not be able to remove our Manager merely because they did not agree, for example, with how our Manager was operating or selecting properties.

We may, in the future, issue additional Units, which would reduce investors’ percent of ownership and may dilute our Unit’s value.

We may issue additional Units after this Offering. The future issuance of Units may result in substantial dilution in the percentage of our Units held by our then existing members. We may value any Units issued in the future on an arbitrary basis. The issuance of Units for future services or acquisitions or other corporate actions may have the effect of diluting the value of the Class A Units held by our investors and might have an adverse effect on any trading market for our Units.

We may use the proceeds of this Offering in ways with which you may not agree.

While we currently intend to use the proceeds of this Offering for the purposes described in “Use of Proceeds,” our management has broad discretion over how these proceeds are to be used and could spend the proceeds in ways with which you may not agree. You must rely on our judgment regarding the application of these proceeds. The proceeds may be used for corporate purposes or in a manner that does not immediately improve our profitability or increase our Unit’s price.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our Units must come from increases in the fair market value and trading price of our Units.

We have not paid any cash dividends on our Units and do not intend to pay cash dividends on our Units in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements which we may enter into with institutional lenders may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our Manager and will be dependent upon our financial condition, results of operations, capital requirements and any other factors that the Manager decides is relevant. Therefore, any return on your investment in our Units must come from increases in the fair market value and trading price of the Units.

We may terminate this Offering at any time during the offering period.

We reserve the right to terminate this Offering at any time, regardless of the number of Units sold. In the event that we terminate this Offering at any time prior to the sale of all of the Class A Units offered hereby, whatever amount of capital that we have raised at that time will have already been utilized by our company and no funds will be returned to subscribers.

The Manager has sole management authority over the Company.

Except as otherwise set forth in the Operating Agreement, the Manager, will have the sole right and authority to make all decisions with respect to the management of the Company (subject to the requirement that the Company’s business purpose be the acquisition of real estate and development of Atari themed hotel). No person should purchase our Class A Units unless such person is willing to entrust virtually all aspects of the management of the Company to the Manager. The Manager may cause the Company to retain other persons, either directly or by way of contracting with other entities, for compensation to provide services to the Company relating to the hotel. The Manager, Central RoRo, LLC, is the Company’s sole Class B Member, which is the only member of the Company with voting power under the terms of the Operating Agreement. As a result, any actions or decisions of the Manager specified in the Operating Agreement or under applicable law that are subject to the approval of the voting members of the Company will likely be approved by the Class B Member as long as Central RoRo Manager, LLC remains the Manager and the sole Class B Member.

Possible changes in federal/local tax laws or the application of existing federal/local tax laws may result in significant variability in our results of operations and tax liability for the investor.

The Internal Revenue Code of 1986, as amended, is subject to change by Congress, and interpretations may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any series of interest of our Company would be limited to prospective effect. Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Furthermore, investors may reside in various tax jurisdictions throughout the world. To the extent that there are changes to tax laws or tax reporting obligations in any of these jurisdictions, such changes could adversely impact the ability and/or willingness of our clients to purchase interests in art and collectibles. Failure to assess or pay the correct amount of tax on a transaction may expose us to claims from tax authorities.

DILUTION

Dilution means a reduction in value, control or earnings of the interests. Our Manager was granted Class B membership interests in our Company for $0 cash contribution as compared to contributions of $500 per Class A interest to be paid by investors pursuant to this Offering. Because our Manager has been issued these sponsor interests, which will be entitled to participate in distributions on more than a pro rata basis with investors, in consideration for our Manager’s services, investors will experience economic dilution as a result of their purchase of interests.

PLAN OF DISTRIBUTION

Offering Amount and Distribution

We are offering a minimum of $2,500,000 (“Minimum Offering Amount”), and up to a maximum of $75,000,000 (“Maximum Offering Amount”), of Class A Units of membership interests in our Company. We have engaged MicroVenture Marketplace, Inc. (“MicroVentures”) as our placement agent to assist in the placement of our securities, on a best efforts basis, in those states it is registered to undertake such activities. As such, MicroVentures is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. MicroVentures is under no obligation to purchase any securities or arrange for the sale of any specific number or dollar amount of securities. Persons who desire information about the offering may find it at www.microventures.com. This offering circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the microventures.com website (the “Online Platform”).

All offering proceeds will be held in a third-party escrow account managed by Silicon Valley Bank, a Division of First Citizens Bank & Trust Company (“Escrow Agent”), until at least the Minimum Offering Amount has been raised, at which time, all offering proceeds will become available for use by our Company upon notification by MicroVentures to the Escrow Agent that the conditions for distribution of funds related to the Offering have been met, and that the funds related to the Offering shall be transferred by Escrow Agent, upon the direction of MicroVentures, to the Company. We will conduct an initial closing promptly after the Minimum Offering Amount has been raised and we will conduct separate closings on a rolling basis at least quarterly thereafter for the duration of the offering until the final closing.

MicroVentures and its affiliates provide separate services to the Company to help facilitate the offering, from establishment of the platform to be used for subscription processing, through back-office operations/compliance. Once the offering is qualified, investors will subscribe via the Online Platform, and investor funds will be processed via the payment processing solution integrated with the microventures.com website. No additional fees will be charged by MicroVentures or its affiliates for these services.

Offering Period and Expiration Date

This Offering will start on the date this offering circular is declared qualified by the SEC. The Offering will terminate at the earlier of: (i) the date that is nine months from the date the offering circular, as amended, is qualified by the SEC if the Minimum Offering Amount has not been raised, or, if the Minimum Offering Amount has been raised by such date, (ii) the date which is one year from the date this offering circular or amendment thereof, as applicable, is qualified by the SEC, or (iii) the sale of the Maximum Offering Amount of interests for the offering.

If the Minimum Offering Amount has not been raised by the date nine months from the date this offering statement of which this offering circular is a part, as amended, has been qualified by the SEC, this offering will be terminated, and investor funds will be returned without interest or deduction. Thus, investors should be prepared to have their investment funds held during such period without interest, return, or guarantee that they will be accepted as a member of our Company.

Notwithstanding the foregoing, our Manager may amend, rescind, or terminate this offering at any time, in its sole discretion, and will amend or supplement this offering circular as appropriate. After an initial closing, the Company may conduct additional closings on a “rolling” basis. Therefore, not all investors will receive their Class A Units on the same date.

Broker-Dealer

We have engaged MicroVenture Marketplace, Inc., a broker-dealer registered with the SEC and a member of FINRA, as our placement agent to host our offering on its affiliate-operated offering platform located at the URL www.microventures.com and to assist in the placement of our securities and to perform the following broker-dealer, administrative, and technology-related functions in connection with this Offering:

●	provide the Online Platform to facilitate the Offering, including for the offering circular and related materials to be viewed by the public and a channel for communications by and among the Company and its representatives and investors (actual or potential);

●	post the offering circular and any subsequent amendments, after such materials are declared qualified by the SEC, on the Online Platform in connection with the Offering; and

●	open accounts for investors, accept and record investments, provide offering updates, and confirm each investment’s terms and commitments to each investor.

Commissions, Expenses and Fees

As compensation for the services listed above, we have agreed to pay MicroVentures the following fees and commissions upon disbursement of funds at the time of each closing:

●	a cash commission equal to 7% of the gross proceeds of the Offering up to a maximum of $25,000,000 in sales, then 6% of the gross proceeds on sales from $25,000,001 to $50,000,000, and then 5% of the gross proceeds on sales from $50,000,001 to $75,000,000. We estimate that commission fees due to MicroVentures pursuant to this commission schedule would total $4,500,000 for a fully subscribed offering.

●	at the conclusion of the Offering, we shall pay a banking administrative fee of $2,500 or thirty-five (35) basis points of the total amount raised, whichever is greater.

Assuming the full amount of the offering is raised, the company estimates that the total commissions, discounts, expenses, and fees of the offering payable or owed to the company and the investors to MicroVentures will be approximately $[*].

MicroVentures intends to use an online platform provided by MicroVentures, Inc., an affiliate of MicroVentures at the domain name www.microventures.com (the “Online Platform”) to provide technology tools to allow for the sales of securities in this offering.

Process of Subscribing

The minimum investment in this offering is one Class A Units, or $500.

In order to invest you will be required to subscribe to the offering via the Online Platform at www.microventures.com and agree to the terms of the offering, subscription agreement, and any other relevant exhibit attached thereto. Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of his or her net worth (excluding the investor’s principal residence).

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision.

If the subscription agreement is not complete or there is other missing or incomplete information, MicroVentures will contact the investor to obtain any needed information. MicroVentures will generally review all subscription agreements within 10 business days.

The investor shall remit payment for Class A Units via an Automated Clearing House (“ACH”) transfer from his or her Online Platform funding account. Funds transferred by ACH will be restricted for a minimum of three days to clear the banking system prior to depositing into an account at the Escrow Agent and will typically clear within the 10 days following receipt of funds.

All funds tendered by potential investors will be deposited into an escrow account maintained by the Escrow Agent for the benefit of the investors. Investor funds will be held by the Escrow Agent pending closing or termination of the Offering.  We may terminate the Offering at any time for any reason at our sole discretion. Investors should understand that acceptance of their funds into escrow does not necessarily result in their receiving Class A Units; escrowed funds may be returned. In the event that the company terminates the offering while investor funds are held in escrow, those funds will promptly be refunded to each investor without deduction or interest and in accordance with Rule 10b-9 under the Exchange Act.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests, in the event an investor fails to provide requested follow up information to complete potential identification and background checks or fails identification or background checks, and in the event the Offering is oversubscribed in excess of the Maximum Offering amount. In the event that an investor’s subscription is not accepted, and such investor’s funds are held in escrow, those funds will promptly be returned to such investor without deduction or interest.

All accepted subscription agreements are irrevocable.

Pricing of the Offering

As of the date of this offering circular, there was no public market for our securities. The initial Offering price of the Class A Units was determined by our Manager in its sole discretion without the input of an investment bank or other third party.  The principal factors considered in determining the initial Offering price include:

●	the information set forth in this offering circular;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by us.

Direct Participation Plan Requirements

Because FINRA views the Class A Units offered hereby as interests in a direct participation program, which includes a program that provides for flow-through tax consequences, this offering is being made in compliance with FINRA Rule 2310. Investor suitability with respect to the Class A Units should be judged similarly to the suitability with respect to other securities that are listed for trading on a national securities exchange.

Determination of Suitability

An investment in our Class A Units involves significant risks and is only suitable for persons who have adequate financial means, desire a relatively long-term investment, and will not need liquidity from their investment.

Because FINRA views the Class A Units as interests in a direct participation program, no FINRA-member, or person associated with a member, will participate in a public offering of Class A Units except in compliance with Rule 2310 of the FINRA Rules.

MicroVentures has not investigated the desirability or advisability of investment in the Class A Units nor approved, endorsed, or passed upon the merits of purchasing the Class A Units. Under no circumstance will MicroVentures solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. MicroVentures is not distributing any offering circulars or making any oral representations concerning this offering circular or this Offering.

MicroVentures shall make a reasonable effort to have grounds to believe that your purchase of Class A Units in this offering is a suitable and appropriate investment for you, based on information provided by you regarding your investment experience, financial situation, and investment objectives, and that, as such:

●	you are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this offering circular of an investment in the Class A Units;

●	you have a fair market net worth sufficient to sustain the risks inherent in the Offering, including loss of investment and lack of liquidity; and

●	your purchase of Class A Units in this Offering is otherwise suitable for you.

In consideration of these factors, we have established suitability standards for an initial purchaser or subsequent transferee of our Class A Units, which will apply if our Class A Units are not listed on a national securities exchange at the time of sale or resale. These suitability standards require that a purchaser of Class A Units have, excluding the value of a purchaser’s home, furnishings, and automobiles, either:

●	a net worth of at least $250,000; or

●	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Special State Investor Suitability Standards

Several states have established suitability requirements that are more stringent than our standards described above. If at the time of sale of our common shares under this prospectus our common shares are not listed on a national securities exchange, then our common shares will be sold only to investors in these states who meet our suitability standards set forth above along with the special suitability standards set forth below. For the purpose of these additional requirements, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities:

●	For Alabama, Kansas, Kentucky, Maine, Massachusetts, Missouri, New Mexico, Ohio, Oregon, Tennessee and Vermont Residents — For purchasers residing in these states, total investment in this offering shall not exceed 10% of their liquid net worth.

●	For Idaho Residents — Purchasers residing in Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor’s total investment in the issuer shall not exceed 10% of his or her liquid net worth.

●	For Iowa Residents — Investors residing in Iowa must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, the aggregate investment in this offering and in the securities of other public, non-listed REITs may not exceed 10% of their liquid net worth. Investors who are accredited as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.

●	For New Jersey Residents — New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings, and automobiles. Other than as set forth above, “liquid net worth” is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.

Investment Limitations

In addition to the specific suitability standards set forth above, if you are not an accredited investor, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.

Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A of the Securities and Exchange Commission.

The only investor exempt from this 10% limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse or spousal equivalent in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse or spousal equivalent, exceeds $1,000,000 at the time you purchase Class A Units in the Offering;

(iii)	You are a natural person who has passed the requisite examination to obtain a General Securities Representative license (Series 7), Private Securities Representative license (Series 82), or an Investment Representative license (Series 65), and you continue to maintain such license in good standing;

(iv)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(v)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a limited liability company, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Class A Units in this Offering, with total assets in excess of $5,000,000;

(vi)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, or a private business development company as defined in the Investment Advisers Act of 1940;

(vii)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(viii)	You are an entity owning “investments,” as that term is defined under the Investment Company Act of 1940, in excess of $5,000,000, and you were not formed for the specific purpose of investing in the Class A Units in this Offering;

(ix)	You are a trust with total assets in excess of $5,000,000, your purchase of Class A Units in the Offering is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Class A Units in this Offering;

(x)	You are a family office as defined in the Investment Advisors Act of 1940 with total assets in excess of $5,000,000, or a client of such family office, your purchase of Class A Units in the Offering is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Class A Units in this Offering; or

(xi)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

How to Calculate Net Worth. For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Class A Units in this Offering.

MicroVentures Disclaimer

MicroVentures has not investigated the desirability or advisability of investment in the Class A Units nor approved, endorsed, or passed upon the merits of purchasing the Class A Units. Under no circumstance will MicroVentures solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. MicroVentures is not distributing any offering circulars or making any oral representations concerning this offering circular or this Offering. MicroVentures will conduct a due diligence investigation so that it has reasonable grounds to believe, based on the information obtained through such investigation that the material facts regarding the Company are adequately and accurately disclosed in this offering circular. Among other things, MicroVentures has obtained information on material facts relating to the Company including the following: (i) items of compensation; (ii) physical properties; (iii) tax aspects; (iv) financial stability and experience of the sponsor; (v) the Company’s conflict and risk factors; and (vi) appraisals and other pertinent reports.

MicroVentures does not expressly or impliedly affirm the completeness or accuracy of the offering statement and/or offering circular. All inquiries regarding this Offering should be made directly to the Company.

Escrow Agent

Following qualification, the company will enter into an Escrow Services Agreement with Silicon Valley Bank, a Division of First Citizens Bank & Trust Company, who we refer to as the Escrow Agent. Investor funds will be held in an account by the Escrow Agent pending closing or termination of the Offering. While funds are held the escrow account and prior to a closing of the sale of Class A Units in bona fide transactions that are fully paid and cleared, (i) the escrow account and escrowed funds will be held for the benefit of the investors, (ii) the neither the company nor any selling security holder is entitled to any funds received into the escrow account, and (iii) no amounts deposited into the escrow account shall become the property of company, any selling shareholder or any other entity, or be subject to any debts, liens or encumbrances of any kind of the company, any selling shareholder or any other entity. No interest shall be paid on balances in the escrow account.

Certain Provisions in Our Subscription Agreement

The subscription agreement provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement. By signing the subscription agreement, the investor warrants that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation, or provision of the subscription agreement serves as a waiver by us, or by any investor, of compliance with any provision of the federal securities laws and the rules and regulations promulgated under those laws.

TAX CONSEQUENCES FOR RECIPIENT (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES) WITH RESPECT TO THE INVESTMENT REWARDS ARE THE SOLE RESPONSIBILITY OF THE INVESTOR. INVESTORS MUST CONSULT WITH THEIR OWN PERSONAL ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING THESE MATTERS.

Transfer Agent

Colonial Stock Transfer Company, Inc. will serve as transfer agent to maintain unitholder information on a book-entry basis. The company will not issue Class A Units in physical or paper form. Instead, the Class A Units will be recorded and maintained on the company’s stockholder register kept by the Transfer Agent. Upon confirmation that an investor’s funds have cleared and that a closing will take place, the Company, together with MicroVentures, will instruct the Transfer Agent to issue the subscribed Class A Units to the investor. The Transfer Agent will notify an investor when the Class A Units are ready to be issued or transferred and the Transfer Agent has set up an account for the investor.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $68,135,000 if the maximum number of Class A Units being offered are sold after deducting estimated fees and offering expenses payable by us.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75%, 100% and minimum Offering amount of the Class A Units offered for sale in this Offering by us. For further discussion, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold	Minimum Amount of Offering Sold
Offering Proceeds
Class A Units Sold	37,500	75,000	112,500	150,000		5,000
Gross Proceeds	$18,750,000	$37,500,000	$56,250,000	$75,000,000		$2,500,000
Net Proceeds Before Expenses	$18,750,000	$37,500,000	$56,250,000	$75,000,000		$2,500,000
Offering Expenses
MicroVentures Fees (7% to 5%)(1)	$1,312,500	$2,437,500	$3,375,000	$4,500,000		$350,000
Legal Professional & Consulting Fees	$1,000,000	$1,500,000	$2,000,000	$2,000,000		$400,000
Accounting fees	$250,000	$250,000	$250,000	$250,000		$50,000
Publishing/EDGAR	$50,000	$50,000	$50,000	$50,000		$50,000
Transfer Agent	$25,000	$25,000	$25,000	$25,000		$25,000
Blue Sky Compliance	$15,000	$15,000	$15,000	$25,000		$15,000
Posting Agent Fees	$5,000	$5,000	$5,000	$5,000		$5,000
Escrow Fees	$10,000	$10,000	$10,000	$10,000		$10,000
Total Offering Expenses	$2,667,500	$4,292,500	$5,730,000	$6,865,000		$905,000

Offering Proceeds Available for Use	$16,082,500	$33,207,500	$50,520,000	$68,135,000		$4,095,000
Uses:
Acquisition: Land and Atari license	$14,500,000	$14,500,000	$14,500,000	$14,500,000		$4,095,000
Site & Utilities	$-	$1,250,000	$1,250,000	$1,250,000	$
Construction- Hard Costs	$-	$10,718,439	$26,456,375	$44,071,375	$
Fees, Permits, Testing and Inspection	$-	$325,000	$325,000	$325,000	$
Architectural & Engineering	$1,582,500	$3,000,000	$3,860,000	$3,860,000	$
Closing Costs	$-	$150,000	$150,000	$150,000	$
Construction Manager	$-	$538,784	$718,379	$718,379	$
Development Fee/Staffing	$-	$1,604,909	$2,139,878	$2,139,878	$
Origination Fee	$-	$1,120,368	$1,120,368	$1,120,368	$
Total Expenditures	$16,082,500	$33,207,500	$50,520,000	$68,135,000	$

(1)	We will be paying MicroVentures a cash commission equal to 7% of the gross proceeds of the Offering up to a maximum of $25,000,000 in sales, then 6% of the gross proceeds on sales from $25,000,001 to $50,000,000, and then 5% of the gross proceeds on sales from $50,000,001 to $75,000,000

We intend to use the net proceeds from this Offering to purchase the land where we plan to build our Atari branded hotel and for site preparation, utility installation and hotel construction. We expect that if we raise the $75 million maximum amount in this Offering, we will have, on a net basis, funds sufficient to cover approximately 40% to 45% of the total project cost. We plan to finance the remaining approximately $85 million of the funds we will need through a construction financing facility and we expect to have this facility in place prior to our breaking ground on the hotel.

As of the date of this offering circular and except as explicitly set forth herein, we cannot specify with certainty all of the particular uses of the net proceeds from this Offering. Pending use of the net proceeds from this Offering as described above, we may invest the net proceeds in short-term interest-bearing investment grade instruments.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

DESCRIPTION OF BUSINESS

Our Company

We were formed exclusively for the acquisition, development, and ownership of an Atari-themed hotel in the Roosevelt Row Arts District in Phoenix, Arizona. Our plan involves the acquisition of a 46,000 square foot parcel of land on which to build our hotel and acquiring the exclusive rights to the Atari brand from our affiliate, Breakout 1976, LLC, and all game titles (including, among others, titles such as Pong, Centipede and Breakout) for the use inside of an entertainment property and attached hotel. The property will include more than 60,000 square feet of hotel rooms and immersive entertainment and video gaming experiences, food and beverage and retail offerings. The “City of Atari” will immerse guests in a combination of nostalgic and pop-culture-centric experiences focused on the history of gaming, movies, and music of the 1980’s and 1990’s and futurism inspired by Atari and other brands like “Bladerunner” and “Tron”, combined with current and future video gaming-themed brands and experiences, utilizing the latest technologies and Artificial Intelligence or AI. We intend that all of the hotels computer and electronic systems will be powered by Intel, one of the largest technology companies in the world, helping us endure that our Atari hotel property continues to be cutting-edge and “future proofed” from day one and throughout its life. Our Atari Hotel in Phoenix will attract people from all ages and demographics, providing spaces and rooms that will cater to gamers, families, business travelers, collectors, entertainment seekers and foodies alike, while embracing the legacy of Phoenix and its diverse and growing population.

Our Company’s principal address is 829 N 1st Ave Suite 201 Phoenix AZ 85003.

Our Corporate History and Structure

We were organized as a limited liability company in Delaware on August 16, 2023. We are managed by Central RoRo Manager, LLC, our manager, which is a project-specific manager, owned and controlled by the founders of Intersection Development, LLC.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for future filings after this Offering.

Our Industry

We are in the hotel and immersive entertainment business, which includes the offering of hotel rooms and related amenities, and immersive experiences revolving around gaming, technology, artificial intelligence (AI), food & beverage, nostalgia and pop culture.

Our Future Hotel Services

We will offer the following hotel services which we estimate will generate the significant majority of our future income:

●	Lodging – Our Atari hotel will have approximately 225 hotel rooms (“keys”) in varying sizes. Approximately 80% of the rooms will be standard hotel rooms, thoughtfully designed and infused with gaming and technological enhancements. The remaining 20% of the rooms will be larger suites, 2-bedroom units and a few 3–5-bedroom units catering friends, families and groups looking to stay immersed throughout their duration by willing to pay a premium for the highest-end accommodations and upgrades.

●	Food & Beverage – Our Atari hotel will offer multiple food and beverage options, ranging from pool bars and casual dining to fine dining as well as immersive drinking and dining options that will utilize Atari IP, created concepts and, potentially, other licensed brands.

●	Retail – Certain spaces within our hotel, such as gift shops and merchandize stalls will be leased out to companies that offer products for sale such as souvenirs, clothing, collectibles, digital assets, games (both digital and analog) as well as art and cultural offerings.

●	Immersive Experiences – Our Atari hotel will operate and/or lease portions of the hotel to create free and ticketed opportunities for customers to experience the latest in AR/VR and AI technologies. These experiences will be curated and offered based on the overall experience inside our Atari themed hotel, focusing on existing brands, new IP and the ever-evolving world of technology.

●	Venue for events – Our hotel will include a year-round space that will be utilized for esports competitions and gaming events, concerts, content and movie/film/anime releases as well as smaller convention-style offerings and corporate events.

Our Market Opportunity and Customers

Companies such as Disney and Great Wolf Lodge have blended immersive entertainment along with lodging accommodations for many years. However, with our Atari brand and technology partners such as Intel, our Atari hotel will focus its immersive entertainment offerings on technology-based experiences, artificial intelligence (AI) and video gaming, in our hotel common areas as well as in the hotel’s private rooms and suites. With gaming having quickly become the largest entertainment vertical in the world, our Atari hotel will look to provide experiences in the property’s many venues and rooms that embraces and leverages this largest and fastest growing entertainment vertical.

We will utilize the unique Atari brand (and select game titles) to attract clients seeking nostalgic and futuristic experiences. Our services will attract gamers, families, business travelers, pop-culture enthusiasts, collectors (digital and physical assets), experience-seekers and foodies. In addition, the we will partner with existing and established operators, brands, and databases to create multiple avenues to attract customers to stay and play at our Atari hotel property.

Sales and Marketing

We plan on utilizing numerous avenues to promote the hotel before, during and after its launch. These activities include but not limited to:

●	Digital marketing across all social media channels

●	Web3 reservation system

●	AI powered implementation and advertisements

●	Multi-agency strategies for physical advertising (e.g., billboards and airports)

●	Atari brand (Licensor) cross-promotion

●	Gaming partnerships for in game and streaming promotion

●	Influencer-based marketing on channels such as Instagram

●	On-site sales team for tenant attraction

●	Token-based loyalty program for rewarding behaviors and expanding database through a custom wallet.

●	Database partnerships with existing platforms (e.g., gaming, hotel and pop culture conventions)

Competitive Strengths

We believe that we have an advantage over other hotels given our exclusive right to use the Atari brand in the Phoenix market and the expanded footprint of entertainment uses attached to our planned Atari hotel tower. In addition, the technological, Intel based infrastructure of the property will also serve for “future proofing” the property to enable and support consistent evolution based on the ever-changing world of technology.

Growth Strategies

We plan to grow our Atari hotel business through advanced and modern marketing techniques, influencer programs and brand and operator partnerships, while creating an immersive environment that will stand apart from existing hotels around the world. In the future, we plan to expand the Atari hotel brand into other markets, creating opportunities for cross-promotion and an expanded loyalty program.

Competition

The Company will complete with other hotels in the downtown Phoenix market as well as other regional “destination” style hotels. In addition, the Company will compete with other restaurants and bars in the area as well as the pop-up and long-term immersive experiences throughout the Phoenix market.

Real estate investment is highly competitive, and we may face competition from many sources, including from other income producing real estate both in the immediate vicinity and the geographic market where our hotel is and will be located. If so, this would increase the number of hotel rooms available and may decrease occupancy and rooms rates.

Sourcing and Suppliers

We will partner with large and established hotel and restaurant operators to create efficiency in operations and sourcing supplies and materials for the rooms and dining. We will partner with large and established technology companies to ensure consistent and real-time experiences. We will partner with other large and established companies in gaming, event production, pop culture and the like.

Seasonality

We will be located in Phoenix, which does have higher temperatures in the summer months and is a less attractive travel destination during such times. The hotel will have swimming pool opportunities as well as primarily indoor experiences that may combat some of the summer heat.

Intellectual Property

We will hold the exclusive rights to utilize the Atari brand and Atari-owned game titles throughout the hotel and in its content and marketing materials. We may also acquire additional intellectual property.

We currently do not own any Intellectual Property.

Human Capital

We will work very closely with operating partners to ensure that all staff and human capital are appropriately addressed, with a focus on the Arizona market. We will contract with several third-party agencies and vendors for the supply and management of the hotel staffing, including a well-established hotel operating partner.

Facilities

We will acquire and develop our Atari hotel on an approximately 46,000 square foot site located at the intersection of Central Avenue and Roosevelt Street, also known as Roosevelt Row Arts District, in Phoenix, Arizona.

Legal Proceedings

None of our Company, our Manager, or any member of our Manager is presently subject to any material legal proceedings.

Climate Change and Sustainability

The property will evaluate and implement several elements that enhance sustainability through utilization of solar, wind, electric vehicles, and carbon-neutral strategies to ensure we value and consider the environmental aspect and the ongoing water challenges within the Phoenix market.

COVID-19 Pandemic

The Company was not established during the COVID-19 pandemic. However, we will work closely with our operating partners to ensure we have an immediate response plan to the unlikely potential of another similar event that will keep staff compensated and safe and offer an appropriately modified experience for guests.

Government and Environmental Regulations

Regulation of the ownership and development of real estate varies from jurisdiction to jurisdiction and state to state. We may be required to obtain licenses and permits to conduct business in Arizona. Claims arising out of actual or alleged violations of the law could be asserted against us by individuals or governmental authorities and could expose us to significant damages or other penalties.

We intend to comply with all applicable laws and regulations once we commence the intended project. However, any failure on our part to control the use of, or adequately restrict the discharge of hazardous substances, or otherwise comply with environmental and other laws and regulations could result in significant civil and criminal fines being imposed on us, suspension of production or cessation of our future operations, and third-party personal injury claims. If our suppliers, contractors or vendors do not comply with applicable laws, we could be subject to adverse government actions and may not be able to continue construction or operation of the hotel.

We will be subject to the laws, licensing requirements, and regulations of several governmental authorities by virtue of our involvement in our planned development of hotel facilities. We intend for the proposed hotel to be designed, constructed, and operated to meet applicable regulations, development standards, and industry best practices, and will endeavor to minimize and mitigate the impact to threatened or endangered species, habitats, wetlands, cultural resources, and sensitive land use. Prior to and throughout construction of the hotel, we plan to incorporate best practices and work closely with relevant County, State, and Federal agencies.

DESCRIPTION OF PROPERTY

We currently share a corporate address with our Manager and its affiliates at 829 N. 1st Ave, Suite 201, Phoenix Arizona 85003, for which we do not have a lease or currently make payments. Notwithstanding the foregoing, we may in the future pay a ratable portion of the lease and utilities payments due for this property on terms determined by our Manager to be equitable. We do not otherwise currently own or lease any other properties.

Our Atari Hotel Property

We plan to build our 60,000 square foot Atari branded hotel on a 46,124 square foot parcel of land located at 840 N. Central Avenue in Phoenix, Arizona currently owned by Audacy Atlas, LLC (“Audacy”). Our affiliate, JMJT Roosevelt 2 LLC, has entered into a purchase and sale agreement with Audacy to acquire this land parcel for $10,500,000 and has paid Audacy a $200,000 earnest money deposit which is refundable under certain circumstances. December 10, 2023 is the date that has been agreed to for the closing of this acquisition. A copy of this purchase and sale agreement, which will be assigned to us prior to the closing date, has been filed as an exhibit to the offering statement of which this offering circular is a part.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our audited financial statements and the notes to those financial statements that are included elsewhere in this Form 1-A. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors,” “Cautionary Notice Regarding Forward-Looking Statements” and “Description of Business” sections and elsewhere in this Form 1-A.  We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” “predict,” and similar expressions to identify forward-looking statements. Although we believe the expectations expressed in these forward-looking statements are based on reasonable assumptions within the bound of our knowledge of our business, our actual results could differ materially from those discussed in these statements. Factors that could contribute to such differences include, but are not limited to, those discussed in the Risk Factors” section of this Form 1-A. We undertake no obligation to update publicly any forward-looking statements for any reason even if new information becomes available or other events occur in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this Form 1-A, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations, and prospects.

Overview

Since its formation in August 2023, we have been engaged primarily in preparations to acquire the property in Phoenix, Arizona where we plan to build out Arati brand hotel. We have also been preparing for this Offering, and we have been developing the financial, offering and other materials to begin our fundraising.  We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced.

Recent Developments

As of the date of this offering circular, our affiliate, JMJT, has paid Audacy a refundable deposit of $200,000 towards the acquisition of the land parcel in Phoenix, Arizona where we plan to build our Atari branded hotel. We plan to enter into an assignment agreement with JMJT prior to the closing of this land acquisition, which is scheduled to occur on December 10, 2023, pursuant to which JMJT will assign the land purchase agreement to us. The land purchase agreement was originally entered into between JMJT and Audacy on August 31, 2023. We expect to repay JMJT the $200,000 deposit amount out of the proceeds of this Offering. As a condition to the closing of the land purchase agreement, Audacy will enter into a triple net lease agreement with us under which Audacy will be responsible for all expenses on the property during the leaseback period. Audacy will lease back the Pheonix land parcel for a period of two years, subject to an earlier termination under the leaseback agreement, for a monthly base rental amount of $13,487 beginning in year two, and it will be responsible for paying all property expenses throughout the term of the leaseback.

Emerging Growth Company

We may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Operating Results

As of August 16, 2023, we had not generated any revenues.  We do not expect to generate any revenue until after the opening of our Atari branded hotel, which we expect to happen in the 4th quarter of 2027.

We have not incurred any Operating Expenses as of the date of inception, August 16, 2023.

Liquidity and Capital Resources

As of August 16, 2023, we did not have any cash or cash equivalents and, except as indicated below, had no financial obligations. Our affiliate, JMJT, has paid Audacy a refundable deposit of $200,000 towards the acquisition of the land parcel in Phoenix, Arizona where we plan to build our Atari branded hotel. We plan to enter into an assignment agreement with JMJT prior to the closing of this land acquisition, which is scheduled to occur on December 10, 2023, pursuant to which JMJT will assign the land purchase agreement to us. We expect to repay JMJT the $200,000 deposit amount out of the proceeds of this Offering.

We are highly dependent on the success of this Offering to meet our ongoing working capital needs and to fully execute our business plan. We expect that the maximum aggregate amount of this Offering will be required to fully implement our business plan. In the event our proposed Offering is not successful, we will need to seek to raise capital through alternative sources, such as a private placement of our equity or debt securities. However, we have not identified any potential source of alternative financing. There can be no guarantees that any such financing would become available to us. If we cannot raise additional proceeds via a private placement of our equity or debt securities, or secure a loan, we would be required to cease business operations. As a result, investors would lose all of their investment.

Additionally, if the Offering is successful and we raise the $75 million maximum amount of the Offering, we will still need to raise approximately an additional $85 million to complete the construction phase of our Atari branded hotel project. We expect to raise this additional amount through a construction financing facility.

Construction Financing Facility

As we have indicated elsewhere in this offering circular, we expect that the our Atari branded hotel project will cost, in total, approximately $160,000,000. We intend to finance up to $75,000,000 of this project cost through the sale of our Class A Units in this Offering with the $85,000,000 balance of required funds being financed through debt in the form of a construction financing facility. The loan to be provided through this construction financing facility will be used to pay the cost of completing the construction of the hotel.

Although we have not yet begun to look for a construction financing facility, we expect to have this loan facility in place by the time we close the acquisition of the property parcel where we intend to build our hotel. we expect terms of such a facility will have the following characteristics: Hotel construction loans are typically interest only for 36 or more months and interest is accrued based upon the funds drawn. During construction, interest is accrued and reserved and rolled into the total proceeds of the construction loan, becoming an addition to the balance on which the interest only payments are calculated, when those become due. The interest only period is structured to cover the construction period as well as the first year (or two) of post-construction hotel operations when the hotel is building traction and revenues. This construction loan facility will be structured to provide the lender(s) with a first position lien on the Atari hotel property. After the interest only period (or potentially before), the construction loan will either be converted to an amortizing loan with an approximate 25-year term or refinanced into a new post-construction long-term senior secured mortgage loan with a first priority security interest in the hotel property. We are building an interest reserve for the expected construction financing facility into our projected $160 million budget.

Off-Balance Sheet Arrangements

As of [August] 31, 2023, we did not have any off-balance sheet arrangements.

Plan of Operation

Because we do not have any cash or cash equivalents as of the date of this offering circular, we will have to raise a substantial amount of funds in this Offering to fully implement our plan of operations for the next 12-month period. The discussion below is based on the assumption that we will be able to raise the $75 million maximum amount in the Offering. In addition to the implementation of the construction financing facility discussed above, after the next 12-month period we may need to raise additional funds for our general operations. We do not currently have any arrangements for such additional financing and there can be no assurance that we will be able to raise any such funds on favorable terms if at all.

We do not expect to generate any revenues until our Atari hotel becomes operational, which we currently expect to happen in the fourth quarter of 2027. This means that there is substantial doubt that we can continue as a going concern for the next 12-months unless we obtain capital through this Offering to execute our plan of operations. We believe that the actions presently being taken to further implement our business plan will enable us to complete the construction and development phases of our Atari hotel to become operational and revenue generating in 2027.

Assuming we are successful in raising at least the minimum of $2,500,000 in the Offering, although there can be no assurances that we will do so, we plan to take the following steps to begin to develop our Atari hotel business: (1) Close on the acquisition of the Phoenix land parcel where we intend to build our Atari hotel; (2) Put into place a construction financing facility; (3) Begin the pre-construction phase of our hotel project including value engineering, schematic design and development, preparation of construction documentation, permitting and construction bidding.

More Specifically, we plan to reach the following milestones during the initial 12 months following a successful closing of this Offering:

Milestone	Time Frame for Reaching Milestone	Estimated Milestone Expense (assuming the $75,000,000 maximum amount is raised in this offering)
Acquisition of Phoenix land parcel for Atari Hotel (1)	Property acquisition closing date: December 10, 2023	$200,000 earnest money deposit advanced by an affiliate on September 5, 2023; $10,500,000 purchase price for land parcel
Construction financing facility signing	To be arranged and in place by December 10, 2023	To cover the balance of the hotel construction cost over and above the amount raised in this Offering
Schematic design for our Atari hotel	Complete by end of second quarter 2024	Estimated Cost - $463,200
Value engineering and construction pricing	Complete by end of third quarter 2024	Estimated Cost - $115,800
Design development	Complete by end of fourth quarter 2024	Estimated Cost - $694,800
Construction documents	Complete by end of second quarter 2025	Estimated Cost - $2,200,200
Construction permitting	Complete by end of second quarter 2025	Estimated Cost - $115,800
Construction bidding	Complete by end of second quarter 2025	Estimated Cost - $115,800
Final value engineering and permitting	Complete by end of fourth quarter 2025	Estimated Cost - $154,400

(1)	If we are not able to qualify this Offering with the SEC with sufficient lead time to raise in the Offering the $10,500,000 necessary to complete the acquisition of this land parcel, we will be required to raise these funds through other sources. In such case, there can be no assurance that we will be able to raise these funds on terms favorable to us if at all.

We expect that sources of funding for the above listed milestones will be derived from this Offering. If we raise the entire Maximum Offering Amount of $75,000,000, we should have sufficient funds to complete the pre-construction phase of our Atari hotel project, reaching all of the milestones indicated in the table above, as well as funds to begin the construction phase of our hotel, as planned, in the second quarter of 2026. Any budget shortfalls created as a result of our not being able to raise the Maximum Offering Mount in this Offering will be met through our planned construction financing facility.

We can provide no assurances, however, that we will be able to successfully raise sufficient funds in the Offering to begin to execute these plans or to reach any of the above specified milestones. Also, we cannot assure you that we will be able to put into place a construction financing facility or raise additional capital or debt as and when needed on acceptable terms if at all.

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES OF OUR MANAGER

The following table sets forth certain information with respect to each of the directors and executive officers of the Manager:

Executive Officer	Age	Position Held with our Company (1) (2)	Position Held with the Manager
Jordon Taylor	40	Co-Manager	Co-Manager
Jason Merck	47	Co-Manager	Co-Manager
Shelly Murphy	48	N/A	N/A

(1)	The Co-Managers of our company, whose terms in office began upon the organization of our company on August 16, 2023, will serve in these capacities indefinitely, or until their successors are duly elected and qualified.

(2)	The Co-Managers of the Manager are currently devoting a significant amount of their working time to the operations of our company to satisfy their respective responsibilities to the management of our company.

Jordan Taylor. Mr. Taylor has served as our Co-Manager since August 2023. Mr. Taylor is a visionary disruptor in the realms of finance and real estate. Previously, Mr. Taylor has acquired, developed, and managed commercial real estate assets across five major markets, including Phoenix, Las Vegas, Austin, Chicago, and Washington, D.C. In 2016, Mr. Taylor began acquiring and developing properties in the Roosevelt Row Arts District in Phoenix and is still active in that neighborhood today, having completed north of $300 million in projects across all major uses, hotel, restaurant, office, multifamily, mixed-use and retail. In 2013, Mr. Taylor launched a real estate investment fund and amassed a portfolio of sixty-five (65) properties across five major markets including Phoenix, Las Vegas, Seattle, Austin and Washington DC. The portfolio was liquidated between 2018-2020, providing for 30%+ annualized returns for his investors. In 2010, Mr. Taylor launched his first company in the financial services industry. During that same time, Mr. Taylor acquired a real estate consulting firm, working with commercial developers, real estate investors and architects on financial strategy and tax incentive maximization. Mr. Taylor earned his CPA designation in 2008, and began his career in 2005, working for two different national and regional CPA firms in Phoenix, Arizona, providing tax and financial consulting services for commercial real estate developers, multi-billion-dollar investment funds and real estate professionals. Throughout his career, Mr. Taylor has actively served on boards and participated with multiple organizations focused on the health and wellness of children, both mentally and physically. Mr. Taylor graduated in Accounting and Finance from Olivet Nazarene University.

Jason Merck. Mr. Merck has served as our Co-Manager since August 2023. Prior to his involvement in real estate, Mr. Merck dedicated over two decades to developing software for the healthcare industry. In March 2015, Mr. Merck founded Cloudmed, an innovative healthcare technology enterprise which was sold to New Mountain Capital in June 2018 for $110 million, with a 3 year earn-out. As part of a roll-up strategy New Mountain Capital acquired 13 healthcare companies under the Cloudmed brand and in June 2022, Cloudmed sold to R1, a publicly traded revenue cycle management company, for $4.1 billion. Prior to Cloudmed, Mr. Merck worked in growth and sale of MethodCare, a technology startup focused on the healthcare revenue cycle sector, where he served as Director of Systems Engineering. MethodCare sold in 2014 for $75M to ZirMed, which eventually became Waystar. In 2000, Mr. Merck served as a senior developer at Stockamp and Associates, a healthcare revenue cycle consulting company, where he leveraged SQL to build databases and software programs.

Shelly Murphy. Ms. Murphy has served as member of our Manager since August 2023. Since January 2018, Ms. Murphy has been the Chief Executive Officer of GSD group, which is associated with Woz Innovation Foundation. Ms. Murphy founded the largest tech and innovation event in Arizona, DesTechAZ with Steve Wozniak. Since January 2020, Ms. Murphy has also served as a partner of the Atari Hotels Innovation Foundation, a non-profit focused on building the future of technology by providing opportunities for innovation through K-12 education. Ms. Murphy has over two decades of experience in finance with over $900MM issued in private activity bonds. Since January 2005, Ms. Murphy has been serving as the Executive Director and CEO of Arizona Higher Education Loan Authority, a not-for-profit organization with a mission to provide low-cost education financing solutions for Arizona students.

Family Relationships

There are no family relationships between any Members of our Manager or chosen to become a significant employee of our Manager.

Legal Proceedings

To the best of our knowledge, none of our Members of our Manager has, during the past five years:

●	been convicted in a criminal proceeding (excluding traffic violations and other minor offences); or

●	had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

COMPENSATION OF DIRECTORS, EXECUTIVE OFFICERS AND THE MANAGER

Compensation of Executive Officers

We do not currently have any employees [nor do we currently intend to hire any employees who will be compensated directly by our company]. Each of our executive officers, who are also executive officers of the Manager, manages our day-to-day operations. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from the Manager. We do not intend to pay any compensation to these individuals.

Compensation of the Manager

Once construction of our the Atari branded hotel has been completed and the hotel becomes operational, the Manager will receive compensation equal to one percent (1%) of the gross revenues of the business and reimbursement for costs incurred in managing our operations prior to the hotel being operational and relating to this Offering. Neither the Manager nor any of its affiliates will receive any selling commissions or dealer manager fees in connection with this Offering. See “Plan of Distribution and Subscription Procedure—Fees and Expenses” and “Use of Proceeds to Issuer” for further details.

Stock Incentive Plan

We have not adopted an Equity Incentive Plan.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Central RoRo, LLC is currently wholly owned by our current Manager, Central RoRo Manager, LLC, via the issuance of all 100 Class B interests in our Company.

Title of Class	Name and Address of Beneficial Owner	Amount And Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
Class B Units	Central RoRo Manager, LLC (1)	100 Class B Units	N/A	100%
	829 N 1st Ave Suite 201 Phoenix AZ 85003

(1)	Our Manager is owned as follows:

Jordan Taylor	50%
Jason Merck	50%

(2)	There are no Class A Units issued and outstanding as of the date of this offering circular.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Except as described herein (or within the section entitled “Compensation of Directors and Executive Officers” of this report), none of the following parties (each a “Related Party”) has, since inception, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	any of our Manager, or its managers or members of the advisory council;

●	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding interests; or

●	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

●	On August 31, 2023, our affiliate, JMJT Roosevelt 2 LLC (“JMJT”), an Arizona limited liability company owned by our founders, Jason Merck and Jordon Taylor, entered into a purchase and sale agreement (the “Purchase Agreement”) with Audacy Atlas, LLC (“Audacy”) to purchase the land parcel located in Phoenix, Arizona where we intend to build out Atari branded hotel, for a purchase price of $10,500,000. JMJT paid Audacy a refundable deposit of $200,000. We plan to enter into an assignment agreement with JMJT prior to the closing of this land acquisition, which is scheduled to occur on December 10, 2023, pursuant to which JMJT will assign the Purchase Agreement to us. We expect to repay JMJT the $200,000 deposit amount out of the proceeds of this Offering.

●	On January 15, 2020, our affiliate, Breakout 1076, LLC or licensee, owned by our founders, Jordon Taylor and Jason Merck, entered into an Option and License Agreement with Atari Interactive, Inc. or Atari to use the licensed Intellectual Property for the construction of the Atari hotel and to expand the licensed Atari Trademark through the hotel project. Pursuant to this agreement, Atari granted the exclusive, transferable, right and license to use of the Atari trademark and the nonexclusive, transferable, right and license to use the Atari intellectual property in connection with the operation of the Atari hotels owned by licensee and other uses as defined in the Agreement. Atari also granted a non-exclusive, non-transferable and royalty bearing right to use licenses intellectual property for the purpose of manufacturing the licensed merchandising products to promote, distribute and sell at the hotel premises. The initial term of the agreement was set for 3 years, during which the licensee was granted exclusive rights to build an Atari-themed hotel in defined areas. The licensee also has the option to renew the agreement for an additional year with a total of 6 additional years to complete the construction. The term of the right to use the licensed Atari trademark would remain in perpetuity in connection with any Atari hotel built. The Agreement may be terminated by either party upon notifying the other party of the breach via written notice and if the breach remains uncured for 30 days.

In consideration for the rights granted, the licensee will need to pay Atari both an area option fee for each location where a hotel is to be constructed and royalties for the hotels that are actually built for using its licensed intellectual property. For the area option fee, the initial term would consist of a non-refundable amount $75,000 each for 8 areas consisting of different cities across the country. For the extended term, license will pay an additional non-refundable sum of $25,000 per area. In terms of royalties, the license shall pay: (i) five percent of the portion of the gross revenue of Atari hotels exceeding twelve million US dollars on a cumulative basis (i.e., since the opening of an Atari hotel) and on a consolidated basis including all hotels built and (ii) ten percent of net merchandising revenue generated by the licensed merchandising products, on a monthly basis, within thirty days of the end of each month. The agreement also contains other customary provisions relating to concept, quality control, advertising, marketing, promotion, confidentiality and representations and warranties.

The agreement was amended for the first time on September 30, 2020, to expand the licensee’s ability to sell and otherwise distribute licensed merchandising products outside of the physical location of the Atari hotel, including without limitation online, in order to market and promote the Atari hotels both before and after the opening of any hotel. On the same day, a second amendment was entered into in order to modify and adjust the rates applicable to the first three Atari hotels in operation and to pay certain fees to Atari for providing additional services, including consulting services. The agreement was amended for the third time on December 15, 2022, to modify the initial term and the extension area option fee.

●	Our affiliate, Intersection Development, LLC, owned by our founders, Jason Merck and Jordon Taylor, will receive a development fee during the hotel construction phase in a to be determined amount in the range of 3% to 5% of the hotel project budget.

●	One of our founders, Jason Merck, advanced us $25,000 to cover a certain expense prepayment. We intend to repay this amount out of the proceeds of this Offerig.

SECURITIES BEING OFFERED

Units

Our Company is a limited liability company formed pursuant to the Delaware limited liability company act. Membership interests in our Company are divided into units of Class A membership interest and Class B membership interest, which we refer to from time to time as “Class A Units” and “Class B Units,” respectively. We sometimes refer to our members as “Class A Members” and “Class B Members,” as the case requires. Our Company has an unlimited number of Class A Units and 100 Class B Units authorized. No Class A Units have been issued as of the date of this offering circular. Our Company has issued 100 Class B Units to our Manager. Class A Units shall be limited-voting and only holders of Class B Units shall be entitled to vote on all matters subject to member vote as described in our Operating Agreement. Class A Units can vote on only removal of a Manager for “good cause” as below further detailed.

Timing of Distributions

Distributions will be made in accordance with the terms of our Operating Agreement.

Cash Distributions

“Distributable Cash” means all cash of our Company derived from operations and capital transactions, less the following items: (i) payment of all fees, costs, indebtedness, and expenses of our Company, (ii) any required tax withholdings, and (iii) reserves for future expenses related to our Company’s operations, including reinvestment, as established in the reasonable discretion of our Manager.

Distributable Cash from will be distributed as follows:

First, to the holders of Class A Units in proportion to their respective allocations of estimated taxable income of the Company for the taxable year in question, an amount necessary to provide liquidity for the payment of taxes arising from allocations of profits to the unitholders to the extent of such tax payment obligation at the highest federal tax rate, and such tax distributions will reduce dollar for dollar, distributions subsequently to be made to such unitholders; and

Second, to the holders of Class A Units in accordance with their respective unit holdings until such Class A Unitholders have been returned their aggregate capital contributions;

Third, to the holders of Class A Units in accordance with their respective holdings as set forth on the register of Members, an amount of the remaining Distributable Cash, if any, until such unitholders have been returned an amount equal to eight percent (8%) return on their aggregate capital contributions;

Fourth, the remaining Distributable Cash, if any, will be distributed to the unitholders as follows: until such time as the holders of the Class A Units have received an internal rate of return (“IRR”) equal to 15%, (i) twenty percent (20%) to the holders of Class B Units in accordance with their respective unit holdings; and (ii) eighty percent (80%) to the holders of Class A Units in accordance with their respective unit holdings; and

Fifth, the remaining Distributable Cash, if any, will be distributed to the unitholders as follows: once holders of the Class A Units have received an IRR equal to 15%, (i) thirty percent (30%) to the holders of Class B Units in accordance with their respective unit holdings; and (ii) seventy percent (70%) to the holders of Class A Units in accordance with their respective unit holdings.

Internal Rate of Return, or IRR, means the internal rate of return that, when applied to the aggregate capital contributions made by a member to our Company as of a certain date and all distributions made to such member as of such date, produces a net present value of zero. In calculating the IRR, (i) all capital contributions made by a Member shall be measured based on the actual amount and date such capital contributions were contributed to our Company, (ii) all distributions to a member shall be measured based on the actual amount and date such distributions were made by our Company and (iii) the amount of any distribution shall be based on the amount of such distribution prior to the application of any Federal, state or local taxation to members (including any withholding, deduction or assessment requirements. The IRR shall be calculated using Microsoft Excel’s XIRR function.

Allocations

Except as otherwise provided in our Operating Agreement, profits and losses (including individual items of profit, income, gain, loss, credit, deduction and expense) of our Company will be allocated among the members in a manner such that the capital account balance of each member, immediately after making that allocation, is, as nearly as possible, equal (proportionately) to the distributions that would be made to that member if our Company were dissolved, its affairs wound up and its assets sold for cash equal to their fair market value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Fair Market Value of the assets securing that liability), and the net assets of our Company were distributed in accordance with the dissolution procedures to the members immediately after making that allocation, adjusted for applicable special allocations, computed immediately prior to the hypothetical sale of assets.

In the event that members are issued units on different dates, the profits or losses allocated to the members for each fiscal year during which members receive units will be allocated among the Members in accordance with Section 706 of the Code, using any convention permitted by law and selected by the Manager. For purposes of determining the profits, losses and individual items of income, gain, loss credit, deduction and expense allocable to any period, profits, losses and any other items will be determined on a daily, monthly or other basis, as determined by our Manager using any method that is permissible under Section 706 of the Code and the Treasury Regulations. Except as otherwise provided in our Operating Agreement, all individual items of Company income, gain, loss and deduction will be divided among the members in the same proportions as they share profits and losses for the fiscal year or other period in question.

Allocation of profits and losses may be modified by subsequent agreement to conform to adjustments made to the membership interests because of loans to the company converted to contributions to capital, any non-uniform distributions of cash, and any liquidating distributions.

Operating Agreement Summary

The rights and obligations of our members are governed by our Operating Agreement, which each prospective investor will be required to execute as a condition of purchasing units. The following summary covers certain significant provisions of our Operating Agreement in addition to the above descriptions and is qualified in its entirety by the provisions of our Operating Agreement. In the event that any term of this offering circular conflicts with our Operating Agreement, our Operating Agreement shall control. Each prospective investor should carefully study our Operating Agreement attached hereto in its entirety before purchasing units.

Our Manager

Central RoRo Manager, LLC, a Delaware limited liability company, is our Manager. Our Manager will manage all business and affairs of our Company. Our Manager will direct, manage, and control our Company to the best of its ability and will have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that our Manager deems to be reasonably required to accomplish the business and objectives of our Company. Under Delaware law, our Manager generally owes our Company the fiduciary duties of care and loyalty; however, our Company has partially waived the duty of loyalty in that our Manager is permitted to own and manage interests that are competitive with our Company and such persons are under no obligation to present any business opportunity to our Company. Nonetheless, our Manager will allocate business opportunities as detailed in “Interest of Management and Others in Certain Transactions.”

The Members

Our Members are not permitted to take part in the management or control of the business or operations of our Company. Assuming that our Company is operated in accordance with the terms of our Operating Agreement, a member generally will not be liable for the obligations of our Company in excess of its total capital contributions and share of undistributed profits. However, a member may be liable for any distributions made to the member if, after such distribution, the remaining assets of our Company are not sufficient to pay its then outstanding liabilities. The Operating Agreement provides that the members will not be personally liable for the expenses, liabilities, or obligations of our Company.

Voting Rights of the Members

Class B Units are the only units entitled to vote unless otherwise specified in our Operating Agreement or required by law. Any action requiring the approval of the members may be approved by the vote or written consent of more than 50% of the Class B Units entitled to vote or consent. The approval of the Class B Members is required for:

●	Amending our Operating Agreement or articles of organization other than to (i) change the name of our Company or the location of its principal office; (ii) add to the duties or obligations of our Manager; (iii) cure any ambiguity or correct or supplement any inconsistency in our Operating Agreement; (iv) correct any printing, stenographic, or clerical errors or omissions in order that our Operating Agreement shall accurately reflect the agreement among the members; (v) reflect information regarding the admission of any additional or substitute member; or (vi) comply with requirements for any mortgage loan secured by a property, provided in each case that our Manager reasonably determines that such amendment will not subject any member to any material, adverse economic consequences.

●	The dissolution of our Company except our Manager may elect to dissolve our Company following sale of all of our properties.

●	Payment of compensation to our Manager or its affiliates.

●	The merger or acquisition of our Company where our Company is not the surviving entity.

●	Appointment of new or additional Managers

●	Expulsion of a member.

●	Authorization of additional units.

●	Such other matters as are required by our Operating Agreement or law.

Term and Dissolution

The term of our Company commenced upon the filing of our Company’s Certificate of Formation with the Delaware Secretary of State on August 16, 2023 and will last in perpetuity or until such time as the winding up and liquidation of our Company and its business is completed following a liquidating event.

Our Company will be dissolved upon the occurrence of any of the following events:

●	The liquidation and/or distribution of all Company assets as directed by our Manager.

●	The withdrawal of our Manager unless (i) our Company has at least one other Manager, or (ii) within 90 days after the withdrawal, the Members vote to continue the business of our Company and to appoint one or more additional Managers.

●	The withdrawal of all the members, unless our Company is continued in accordance with the applicable law.

●	The vote of the Class B Members.

●	The entry of a decree of judicial dissolution.

Access to Company Information

Members, but not assignees, may examine and audit our Company’s books, records, accounts, and assets at the principal office of our Company, or such other place as our Manager may specify, subject to such reasonable restrictions as may be imposed by our Manager. All expenses attributable to any such examination or audit shall be borne by such Member.

Indemnification

The Operating Agreement generally provides that our Company will indemnify our Manager, or its affiliates, and certain other parties against any claim or loss incurred in connection with any action, suit, or proceeding resulting from such party’s relationship to our Company. A party will not be indemnified with respect to matters as to which the party is finally adjudicated in any such action, suit or proceeding (a) to have acted in bad faith, or in the reasonable belief that the party’s action was opposed to the best interests of our Company, or with gross negligence or willful misconduct, or in breach of such party’s fiduciary duty to our Company (if any), or (b) with respect to any criminal action or proceeding, to have had cause to believe beyond any reasonable doubt the party’s conduct was criminal. Our Company will pay the expenses incurred by an indemnified party in connection with any such action, suit, or proceeding, or in connection with claims arising in connection with any potential or threatened action, suit, or proceeding, in advance of the final disposition of such action, suit, or proceeding. Upon receipt of a final judgment indicating that indemnification should not have applied, then such party will repay indemnification payments. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our Managers, officers and controlling persons and their affiliates, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and, therefore, may be unenforceable. In addition, in no case can investors be asked to, nor are they being asked to, waive any claims or actions under the Securities Act, Exchange Act or similar state law.

Removal of a Manager

A Manager may be removed only for Good Cause by the members holding 75% of the issued and outstanding Units in our Company (excluding those held by the Manager being removed and its affiliates). However, no Manager may be removed during any period its principal has personally guaranteed a loan secured by the property without the applicable lender’s consent. For purposes of the foregoing, “Good Cause” means that our Manager conducted itself on behalf of our Company in a manner that (i) constitutes gross negligence or willful misconduct and (ii) has a material, adverse effect on our Company. In the event the members vote to remove our Manager for good cause, our Manager will have the right to submit the question of whether sufficient grounds for removal exists to binding arbitration, to be conducted as further described in our Operating Agreement. Our Manager may resign at any time.

No member, including a Manager, if applicable, will have any special right to withdraw upon the removal of a Manager.

Transfers of Units

A member is not permitted to assign, pledge, mortgage, hypothecate, give, sell, or otherwise dispose of or encumber all or a portion of its units, unless such transfer:

●	Is approved by our Manager, which approval may be granted or withheld in its sole discretion and subject to such conditions as it may impose;

●	Is evidenced by a written agreement, in form and substance satisfactory to our Manager, that is executed by the transferor, the transferee(s), and our Manager;

●	Will not result in violation of the registration requirements of the Securities Act;

●	Will not require our Company to register as an investment company under the Investment Company Act of 1940, as amended; and

●	Will not result in our Company being classified for federal income tax purposes as an association taxable as a corporation.

No member may hold more than 19.9% of our units unless approved by our Manager. The transferor of any units is required to reimburse our Company for any expenses reasonably incurred in connection with a transfer, including any legal, accounting, and other expenses, whether or not such transfer is consummated.

The transferee of any units in our Company that is admitted to our Company as a substituted member will succeed to the rights and liabilities of the transferor member and, after the effective date of such admission, the capital account of the transferor will become the capital account of the transferee, to the extent of units transferred.

Additional Capital Contributions

Members will not be required to make additional capital contributions.

Dispute Resolution

Because the fundamental nature of our Company is to provide an opportunity for the members to receive cash distributions of profits from company operations, it is imperative that disputes between a member and our Company and/or a Manager or between members are not allowed to extinguish or diminish the profits available to other members. Thus, our Operating Agreement contains a detailed internal alternative dispute resolution procedure (in lieu of litigation) which requires the parties to any dispute to engage in good-faith negotiations for no less than 90 days, followed by a minimum of 3 face-to-face mediations, and, as a last resort, binding arbitration, all of which shall be performed in accordance with the rules of the American Arbitration Association and will take place in the county of the principal office of our Company.

In the event of a dispute, a Member is limited to seeking its initial capital contributions plus any Distributable Cash to which it is entitled. Each party will bear its own attorneys’ fees and costs regardless of the outcome. In the event arbitration is required, discovery will be limited. Our Manager will be required to maintain the status quo with respect to company operations and distributions pending the outcome of any dispute, except for any distributions to the complaining member, which will be held in trust pending the outcome of the proceeding. Investors are encouraged to seek their own legal counsel as to the effect of this provision.

The alternative dispute resolution provisions of our Operating Agreement will not apply to claims under the Securities Act or Exchange Act.

MATERIAL UNITED STATES TAX CONSIDERATIONS

Potential investors should be aware of the material federal and state income tax aspects of an investment in the Class A Units. Investors should consult with their tax professional to determine the effects of the tax treatment of Class A Units with respect to their individual situation.

Reporting Status of our Company

Our Company will elect to be treated as a partnership for federal and state income tax purposes. By maintaining partnership tax status, our Company will not report income or loss at our Company level but will report to each member their pro rata share of profits and losses from operations and disposition according to the Operating Agreement. This process will make our Company a pass-through entity for tax purposes.

Taxation of Members

Our Company will be treated as a partnership for Federal tax purposes. A partnership is not generally a taxable entity. A Member will be required to report on their federal tax return their distributable share of partnership profit, loss, gain, deductions, or credits. Cash distributions may or may not be taxable, depending on whether such cash distribution is being treated as a return of capital or a return on investment. Tax treatment of the cash distributions will be treated according to appropriate tax accounting procedure as determined by our Company’s tax advisor.

Basis of our Company

An original tax basis will be established for our Company by including the total acquisition costs of the property. An original tax basis will be established for our Company on the property based on their purchase price and acquisition costs. The tax basis of our Company will be adjusted during the operations of our Company under applicable partnership tax principles.

Basis of a Member

A Member will establish their original tax basis based on the amount of their initial capital contribution. Each Member’s tax basis will be adjusted during the operations of our Company by principles of subchapter K of the Internal Revenue Code. A Member may deduct, subject to other tax regulations and provisions, their share of the company losses only to the extent of the adjusted basis of their interest in our Company. Members should seek qualified tax advice regarding the deductibility of any company losses.

Cost Recovery and Recapture

Our Manager will apply the current cost recovery rules to the improved portion of each property according to the relevant Internal Revenue Code sections, namely: straight-line, using thirty-nine (39) years for non-residential property. Our Manager may elect to use the cost segregation method of depreciation for any personal property associated with real property it acquires on behalf of our Company.

The annual cost recovery deductions that must be taken by our Company will be allocated to the members based on their percentage of units in our Company. The cost recovery deductions will be available to the Members to shelter the principal reduction portion of the debt service payments and part of the cash flow distributed by our Company.

According to the current tax code, cost recovery deductions taken during operations may be required to be reported on the sale of a property and may be taxed at a twenty-five percent (25%) marginal rate, not the more favorable long-term capital gains rates.

Deductibility of Prepaid and Other Expenses

Our Company will incur expenditures for legal fees in association with the set-up of our Company. These expenditures will be capitalized and will be deducted on dissolution of our Company based on current tax law.

Our Company will incur expenditures for professional fees associated with the preparation and filing of the annual income tax and informational return and the preparation of Schedule K-1 reports to be distributed to the members. This expenditure will be deducted on an annual basis. All other normal operating expenses will be deducted on an annual basis by our Company, which will use a calendar accounting year.

Taxable Gain

Members may receive taxable income from company operations, from the sale or other disposition of a member’s units, from disposition of the properties, or from phantom income. Presently, the maximum federal tax rate on cost recovery recapture is twenty-five percent (25%). The balance of the taxable gain will be taxed at the capital gain tax rate in effect at that time. Investors should check with their tax professional for information as to what capital gains tax rate applies to them.

From Operations

According to our Company investment objectives and policies, our Manager is projecting that there will be taxable income to distribute to the members on the Schedule K-1 report provided to each member annually.

From Disposition, Dissolution and Termination

On disposition of a property or on dissolution and termination of our Company, which will likely be caused by the sale of the property, the Members may be allocated taxable income that may be treated as ordinary income or capital gain.

In addition, the members may receive an adjustment in their capital account(s) that will either increase or decrease the capital gain to be reported. The Operating Agreement describes the operation of capital accounts for our Company and the Members.

From Sale or Other Disposition of a Member’s Units

A Member may be unable to sell their units in our Company, as there may be no market. If there is a market, it is possible that the price received will be less than the market value. It is possible that the taxes payable on any sale may exceed the cash received on the sale.

Upon the sale of a member’s interest, the member will report taxable gain to the extent that the sale price of the interest exceeds the member’s adjusted tax basis. A portion of taxable gain may be reported as a recapture of the cost recovery deduction allocated to the Member and will be taxed at the cost recovery tax rate in effect at that time. Members should seek advice from their qualified tax professional in the event of the sale of the Member’s interest.

Phantom Income

It may occur that in any year the Members will receive an allocation of taxable income and not receive any cash distributions. This event is called receiving phantom income as the Member has taxable income to report but receives no cash. In this event, the Members may owe tax on the reportable income, which the Member will need to pay out of pocket.

Unrelated Business Income Tax (UBIT)

An investor who is tax exempt (such as a charitable organization), or who acquires Units through a tax-exempt vehicle (such as an Individual Retirement Account) may be subject to Unrelated Business Income Tax (UBIT). Our Manager recommends that investors contact their qualified tax advisor to determine how/whether the application of UBIT may apply to them.

Audits

Election Out of Bipartisan Budget Act Audit Rules

Effective for partnership returns for tax years beginning on or after January 1, 2018, partnerships will be subject to the audit rules of sections 6221 through 6241 of the Internal Revenue Code, as amended by Bipartisan Budget Act of 2015 (BBA). Under the previous rules, partnership audits (subject to certain exceptions for small partnerships) were conducted at the partnership level, through interaction with a Tax Matters Partner (TMP) authorized to bind all partners (subject to participation in some instances by Notice Partners). Tax adjustments were made at the partnership level, but the adjustments would flow through to the partners who were partners during the year(s) under audit. Collection would then occur at the partner level.

Under the BBA audit rules, the IRS will assess and collect tax deficiencies directly from the partnership at the entity level. Generally, the tax is imposed on and paid by the partnership in the current year, calculated at the highest individual rate. The result is that the underlying tax burden of the underpayment may be shifted from the partners who were partners during the year(s) under audit to current partners.

In addition, the positions of TMP and Notice Partners have been eliminated and replaced with a Partnership Representative, which must be designated annually on the partnership’s timely filed return. The Partnership Representative has the sole authority to act on behalf of the partnership and the partners in an audit, and those powers cannot be limited.

A partnership may elect out of the BBA audit rules if certain conditions are met. In order to elect out, the partnership must issue 100 or fewer K-1s each year with respect to its partners. Moreover, each partner must be either an individual, a C corporation, a foreign entity that would be treated as a C corporation if it were domestic, an S corporation, or the estate of a deceased partner. Thus, a partnership is ineligible to elect out if any partner is a trust (including a grantor trust), a partnership, or a disregarded entity, such as an LLC where the social security number of the individual member is used for income tax reporting purposes. The election must be made annually on the partnership’s timely filed return and must include a disclosure of the name and taxpayer identification number of each partner. In the case of a partner that is an S corporation, each K-1 issued by the S corporation partner counts toward the limit of 100 K-1s. The partnership must notify each partner of the election out.

It is the intent of our Company to elect out of the BBA audit rules, if possible. By electing out of the BBA audit rules, our Company will be subject to audit procedures similar to the TEFRA and pre-TEFRA rules, but the IRS will be required to assess and collect any tax that may result from the adjustments at the individual partner level. However, this opt-out provision likely will not be available to our Company based on the tax classification of the members.

Members will be required timely to furnish our Company with the information necessary to make the annual election, and our Company will be authorized to provide such information to the IRS.

Push Out Election (Audit)

The “push out” election of Internal Revenue Code section 6226 provides an alternative to the general rule that the partnership must pay any tax resulting from an adjustment made by the IRS. Under section 6226, a partnership may elect to have its reviewed year partners consider the adjustments made by the IRS and pay any tax due as a result of those adjustments. The partnership must make the “push out” election no later than 45 days after the date of the notice of final partnership adjustment and must furnish our Manager and each partner for the reviewed year a statement of the partner’s share of the adjustment.

If our Company fails to make a valid election out of the BBA audit rules or is otherwise disqualified from electing out of their application, our Company intends to elect the application of the “push out” procedures. In the event of a push out, or if the “push out” is not effective, a former member may owe additional tax if they were a member during the reviewed year.

THE PRECEDING DISCUSSION OF UNITED STATES FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR UNITED STATES FEDERAL, STATE AND LOCAL AND FOREIGN TAX CONSEQUENCES, IF APPLICABLE, OF PURCHASING, HOLDING AND DISPOSING OF THE INTERESTS, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

ERISA CONSIDERATIONS

Each respective member that is an employee benefit plan or trust (an “ERISA Plan”) within the meaning of, and subject to, the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), or an individual retirement account (“IRA”) or Keogh Plan subject to the Internal Revenue Code, should consider the matters described below in determining whether to invest in our Company.

In addition, ERISA Plan fiduciaries must give appropriate consideration to, among other things, the role that an investment in our Company plays in such ERISA Plan’s portfolio, taking into consideration (i) whether the investment is reasonably designed to further the ERISA Plan’s purposes, (ii) an examination of the risk and return factors, (iii) the portfolio’s composition with regard to diversification, (iv) the liquidity and current return of the total portfolio relative to the ERISA Plan’s objectives and (v) the limited right of members to withdraw all or any part of their capital accounts or to transfer their interests in our Company.

If the assets of our Company were regarded as “plan assets” of an ERISA Plan, an IRA, or a Keogh Plan, our Manager of our Company would be a “fiduciary” (as defined in ERISA) with respect to such plans and would be subject to the obligations and liabilities imposed on fiduciaries by ERISA. Moreover, other various requirements of ERISA would also be imposed on our Company. In particular, any rule restricting transactions with “parties in interest” and any rule prohibiting transactions involving conflicts of interest on the part of fiduciaries would be imposed on our Company which may result in a violation of ERISA unless our Company obtained an appropriate exemption from the Department of Labor allowing our Company to conduct its operations as described herein.

Regulations adopted by the Department of Labor (the “Plan Regulations”) provides that when a Plan invests in another entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that, among other exceptions, the equity participation in the entity by “benefit plan investors” is not “significant.” The Pension Protection Act of 2006 amended the definition of “benefit plan investors” to include only plans and plan asset entities (i.e., entities that are themselves deemed to hold plan assets by virtue of investments in them by plans) that are subject to part 4 of Title I of ERISA or section 4975 of the Internal Revenue Code. This new definition excludes governmental, church, and foreign benefit plans from consideration as benefit plan investors.

Under the Plan Regulations, participation by benefit plan investors is “significant” on any date if, immediately after the last acquisition, 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Our Company intends to limit the participation in our Company by benefit plan investors to the extent necessary so that participation by benefit plan investors will not be “significant” within the meaning of the Plan Regulations. Therefore, it is not expected that our Company assets will constitute “plan assets” of plans that acquire interests.

It is the current intent of our Company to limit the aggregate investment by benefit plan investors to less than 25% of the value of the members’ membership interests so that equity participation of benefit plan investors will not be considered “significant.” Our Company reserves the right, however, to waive the 25% limitation. In such an event, our Company would expect to seek exemption from application of “plan asset” requirements under the real estate operating company exemption.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY OUR COMPANY OR ITS OFFICERS, DIRECTORS, OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN AND CURRENT TAX LAW.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Bevilacqua PLLC.

EXPERTS

The financial statements for the date of inception (August 16, 2023), included in this offering circular have been audited by Artesian CPA, LLC, a certified public accounting firm, as stated in their reports appearing herein.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission an offering statement on Form 1-A under the Securities Act with respect to the Class A Units that we are offering. This offering circular, which constitutes a part of the offering statement, does not contain all the information set forth in the offering statement or the exhibits and schedules filed with the offering statement. For further information about us and the Class A Units, we refer you to the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this offering circular regarding the contents of any contract or other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. You can read our Commission filings, including the offering statement, at the Commission’s website which contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the Commission. The address of the website is www.sec.gov.

We maintain a website at www.autonomix.com. The inclusion of our website address in this offering circular is an inactive textual reference only. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this offering circular or the offering statement of which this offering circular forms a part. Investors should not rely on any such information in deciding whether to purchase our Class A Units.

The offering statement is also available on our website at www.autonomix.com. After the completion of this offering, you may access these materials at the foregoing website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on the website is not a part of this offering circular and the inclusion of the website address in this offering circular is an inactive textual reference only.

Reporting Requirements under Tier II of Regulation A for a Company not Registered under the Exchange Act

Following this Tier II, Regulation A offering, for so long as we have not filed with the Commission a Form 8-A which would require us to comply with all of the reporting requirements of the Exchange Act, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the Commission on Form 1-K; a semi-annual report with the Commission on Form 1-SA; current reports with the Commission on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

We will make annual filings on Form 1-K, which will be due by the end of [April] each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by the end of [September] each year, which will include unaudited financial statements for the six months ending [June 30]. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 stockholders of record and have filed at least one Form 1-K.

We may supplement the information in this offering circular by filing a supplement with the SEC. You should read all the available information before investing.

CENTRAL RORO, LLC

A DELAWARE LIMITED LIABILITY COMPANY

FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR’S REPORT

AUGUST 16, 2023 (INCEPTION)

To the Managing Member of

Central RoRo, LLC

Phoenix, AZ

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying financial statements of Central RoRo LLC (the “Company”), which comprise the balance sheet as of August 16, 2023 (inception), the related statements of operations, changes in members’ equity/deficit, and cash flows for August 16, 2023 (inception), and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company and the results of its operations and its cash flows as of August 16, 2023 (inception) in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has not yet commenced planning principal operations, has not yet generated revenues or profits, and plans to incur significant costs in pursuit of its capital financing plans and costs associated with its real estate development plans. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that is free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Artesian CPA, LLC

Denver, Colorado

September 27, 2023

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

CENTRAL RORO, LLC

BALANCE SHEET

August 16, 2023
(Inception)
ASSETS
Cash and cash equivalents	$-
Total assets	$-

LIABILITIES AND MEMBERS’ EQUITY/(DEFICIT)

Due to related party	$25,000
Total liabilities	25,000

Members’ equity/(deficit)	(25,000)
Total liabilities and members’ equity/(deficit)	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

CENTRAL RORO, LLC

STATEMENT OF OPERATIONS

At Inception August 16,
2023
Revenues	$-

Operating expenses:
Legal fees	-
Sales and marketing	-
Total operating expenses	-
Net loss	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

CENTRAL RORO, LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY/(DEFICIT)

Total Members’ Equity / (Deficit)
Balances at August 16, 2023 (inception)	$(25,000)

Net Loss	-
Balances at August 16, 2023	$(25,000)

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

CENTRAL RORO, LLC

STATEMENT OF CASH FLOWS

At Inception August 16,
2023
Cash flows from operating activities:
Net loss	$-
Adjustments to reconcile net loss to net cash used in operating activities:
Services paid by related party	-
Net cash used in operating activities	-
Net change in cash and cash equivalents
Cash and cash equivalents at beginning of year	-
Cash and cash equivalents at end of year	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$-

Supplemental Disclosure of non-cash flow financing activities:
Pre-inception expenses paid by related party	$25,000

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

CENTRAL RORO, LLC

NOTES TO THE FINANCIAL STATEMENTS

1.	NATURE OF OPERATIONS

Central RoRo, LLC (the “Company”) is a limited liability company formed on August 16, 2023 (inception) under the laws of Delaware. The Company is a special purpose vehicle which was formed to acquire land and develop the Atari Hotel in Phoenix, Arizona. The Company is headquartered in Phoenix, Arizona.

As of August 16, 2023 (inception) the Company had commenced planned principal operations and had not generated revenue. The Company’s activities since inception have consisted of formation activities, capital raising activities, and principal operations to acquire land and develop the Atari Hotel in Phoenix, Arizona. Since principal operations have commenced, the Company will incur significant additional expenses. The Company is dependent upon additional capital resources for the ongoing costs of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

2.	GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that plans to incur significant costs in pursuit of its capital financing plans and costs associated with acquiring the property and designing and developing the hotel and entertainment facility and has not generated any revenues as of August 16, 2023 (inception). These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.

The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations. No assurance can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The Company’s fiscal year is December 31.

The Company is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012, and has elected to comply with certain reduced public company reporting requirements, including delayed implementation dates from those applicable to public business entities.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

CENTRAL RORO, LLC

NOTES TO THE FINANCIAL STATEMENTS

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1—Quoted prices in active markets for identical assets or liabilities.

●	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Company’s assets and liabilities approximate their fair values.

Revenue Recognition

ASC Topic 606, “Revenue from Contracts with Customers” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers.

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied. To date, no revenue has been recognized.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, a provision for income tax is not recorded in these financial statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740, “Income Taxes” for accounting for uncertainty in income taxes recognized in a Company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

CENTRAL RORO, LLC

NOTES TO THE FINANCIAL STATEMENTS

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016- 02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company adopted this ASU effective on inception and it did not have any effect on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

4.	PRE-INCEPTION EXPENSES

Prior to the August 16, 2023 (inception), the Company incurred $25,000 for legal expenses, which were paid by a related party on the Company’s behalf. These advances are non-interest bearing and are payable on demand.

5.	MEMBERS’ EQUITY/(DEFICIT)

Central RoRo, LLC is wholly owned by Central RoRo Manager, LLC and 100% of the members’ equity/(deficit) belongs to Central RoRo Manager, LLC. The Company is authorized to issue membership interests to non-managing members. Distributions are to be paid 100% to the managing member, except as outlined in investment contracts with non-managing members.

No capital has been contributed to the Company as of August 16, 2023 (inception).

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

6.	COMMITMENTS AND CONTINGENCIES

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

7.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through September 27, 2023, the date the financial statements were available to be issued.

On August 31, 2023, a related party entered into a contract to purchase approximately 46,124 square feet of real property located in Phoenix, Arizona, commonly known as 840 N. Central Avenue, Phoenix, Arizona (Tax Parcel Numbers 111-40-064, 111-40-066, 111-40-068, 111-40-069B, 111-40-067C, 111-40-065B, ###-##-####C, and 111-40-070) and funded the required escrow deposit of $200,000. These advances are non-interest bearing and are payable on demand. The contract will be assigned to Central RoRo, LLC prior to the expected closing date of December 10, 2023. Central RoRo LLC will be required to reimburse the $200,000 earnest money deposit made by JMJT Roosevelt 2, LLC to enter escrow. In the event that Central RoRo, LLC does not yet have the funds required by December 10, 2023, the closing will happen under JMJT Roosevelt 2, LLC or an affiliate and the land will be sold to Central RoRo, LLC at fair market value when funds become available.

The Company adopted its operating agreement, which authorizes an unlimited number of Class A units and 100 Class B units. Class A units do not have voting rights, while Class B units are reserved for Company’s manager and have exclusive voting rights. The operating agreement provides for distributions to be made at the Company’s manager’s discretion first to Class A units to cover estimated tax obligations, then to Class A units until the invested capital is fully returned, then an 8% preferred return to Class A units, then 80% to Class A units and 20% to Class B units until an internal rate of return of 15% has been provided to Class A investors, then 70% to Class A units and 30% to Class B units.

The operating agreement authorizes Intersection Development, LLC, a related party, to receive a development fee of 3%-5% of the total development and construction costs and for Central RoRo Manager, LLC, a related party, to receive an asset management fee of 1% of the Company’s gross revenues annually. It also authorizes the reimbursement of expenses incurred by the Company’s manager and reimbursement for the fair value of any services provided to the Company by the Company’s manager or its affiliates.

PART III – EXHIBITS

Exhibit Index

Exhibit No.	Description
2.1**	Certificate of Formation of Central RoRo, LLC dated August 16, 2023
2.2**	Operating Agreement of Central RoRo, LLC, dated [*], 2023
4.1**	Form of Subscription Agreement
6.1**	Engagement Letter, dated [*], between the Company and MicroVenture Marketplace, Inc.
6.2**	Agreement of Purchase and Sale dated August 31, 2023 by and between Audacy Atlas, LLC and JMJT Roosevelt 2, LLC
6.3**	Assignment Agreement by and between Central RoRo, LLC and JMJT Roosevelt 2, LLC
6.4**	Atari license agreement Central RoRo, LLC and Breakout 1976, LLC dated [*]
8.1**	Form of Escrow Services Agreement dated [*], 2023 among [*], Central RoRo, LLC and [*]
10.1**	Power of attorney (included on the signature page of this offering statement)
11.1*	Consent of Artesian CPA
11.2**	Consent of Bevilacqua PLLC (included in Exhibit 12.1)
12.1**	Opinion of Bevilacqua PLLC

*	Filed herewith
**	To be filed by amendment.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of [*], State of [*], on [*], 2023.

Central RoRo, LLC

By: Central RoRo Manager, LLC, its Managing Member

By:
	Name:	Jordan Taylor
	Title:	Co-Manager

Pursuant to the requirements of the Securities Act of 1933, this offering statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
	Co-Manager	[*], 2023
Jordan Taylor	(Principal executive officer and principal financial and accounting officer)

	Co-Manager	[*], 2023
Jason Merck

III-2